UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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OMNOVA SOLUTIONS INC.

(Name of Registrant as Specified In Its Charter)

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OMNOVA SOLUTIONS INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of OMNOVA Solutions Inc.:	February 9, 2007 Fairlawn, Ohio

The Annual Meeting of Shareholders of OMNOVA Solutions Inc. (OMNOVA Solutions or the Company) will be held at the Hilton Akron/Fairlawn, 3180 West Market Street, Fairlawn, Ohio, on March 22, 2007 at 9:00 a.m. to consider and vote on the following:

1.	Election of the following individuals to serve as directors for a term of three years, ending in the year 2010: David J. D’Antoni, Diane E. McGarry and Steven W. Percy;

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2007;

3.	Approval of the OMNOVA Solutions Inc. Second Amended and Restated 1999 Equity and Performance Incentive Plan; and

4.	Any other business properly brought before the meeting.

The shareholders of record at the close of business on January 29, 2007 will be entitled to vote at the meeting.

Kristine C. Syrvalin

Secretary

Whether you own one share or hundreds of shares, YOUR VOTE IS IMPORTANT. Regardless of whether you expect to attend the meeting in person, you are urged to vote your shares by promptly marking, signing, dating and returning the enclosed proxy in the envelope provided.

OMNOVA SOLUTIONS INC.

PROXY STATEMENT

QUESTIONS & ANSWERS

What is the purpose of this Proxy Statement?

This Proxy Statement is being mailed to shareholders beginning on or about February 9, 2007 in connection with the Company’s solicitation of proxies for the Annual Meeting of Shareholders to be held on March 22, 2007 at the Hilton Akron/Fairlawn, 3180 West Market Street, Fairlawn, Ohio.

Who can vote?

Record holders of OMNOVA Solutions Inc. common stock at the close of business on January 29, 2007 are entitled to vote at the meeting. Shareholders are entitled to one vote for each full share held on the January 29, 2007 record date. On that date, there were 42,037,994 shares outstanding.

How do I vote?

You can vote your shares by marking, signing, dating and returning the accompanying proxy card to the Company’s transfer agent, The Bank of New York, in the envelope provided. If you properly complete the accompanying proxy card, and return it in the envelope provided, it will be voted in accordance with your instructions.

Any shares held for the account of a shareholder participating in the OMNOVA Solutions dividend reinvestment program for which a completed proxy is returned will be voted in accordance with the shareholder’s instructions.

Any shares held for the account of a participant in the OMNOVA Solutions Stock Fund of the Company’s Retirement Savings Plan will be voted by the Trustee for the plan in accordance with the confidential voting instructions provided by the participant on a completed proxy returned to The Bank of New York. If a participant does not return a completed proxy, the participant’s shares will be voted by the Trustee in accordance with instructions provided by the Benefits Management Committee for the plan.

Registered shareholders and beneficial owners of shares held in street name may also vote in person at the meeting. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. Additionally, written ballots will be available for any shareholder that wishes to vote in person at the meeting. Beneficial owners of shares held in street name who wish to vote at the meeting will need to obtain a legal proxy from the institution that holds their shares.

May I change my vote?

Your proxy may be revoked at any time before it is voted. You may change your vote after you send in your proxy card by:

•	Sending a written notice addressed to the Secretary of the Company and received prior to the Annual Meeting, stating that you want to revoke your proxy.

•	Submitting another proxy to the Secretary of the Company that is received prior to the Annual Meeting that has a later date than the previously submitted proxy and that is properly signed.

•	Attending the Annual Meeting and voting in person. The mere presence of a shareholder at the meeting will not automatically revoke any proxy previously given.

Who is soliciting proxies?

The enclosed proxy is being solicited by the Board of Directors of the Company, and the Company will pay the cost of the solicitation.

The Company has retained Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies for a fee of $8,500 plus reimbursement of normal expenses. Solicitations may be made by personal interview, mail, telephone, telegram, facsimile, electronic mail and other electronic means. It is anticipated that the solicitations will consist primarily of requests to brokerage houses, custodians, nominees and fiduciaries to forward the soliciting material to the beneficial owners of shares held of record by those persons. The Company will reimburse brokers and other persons holding shares for others for their reasonable expenses in sending soliciting material to the beneficial owners.

In addition, certain officers and other employees of the Company may, by telephone, letter, personal interview, facsimile, electronic mail, telegram or other electronic means, request the return of proxies.

When are shareholder proposals due for the next Annual Meeting?

Shareholders who want to have their proposals considered for inclusion in the Company’s proxy materials for the 2008 Annual Meeting of Shareholders must submit their proposals to the Company no later than October 12, 2007. The Company’s Compensation and Corporate Governance Committee will consider shareholder suggestions for nominees for election to the Company’s Board if such suggestions are in writing, accompanied by the written consent of each such nominee, mailed to the Compensation and Corporate Governance Committee, OMNOVA Solutions, Attention: Secretary, and received by the Secretary no later than December 11, 2007. Notice of any other proposal that a shareholder wants to have considered at the 2008 Annual Meeting must be provided to the Company no later than December 11, 2007 and be in accordance with the requirements set forth in the Company’s Code of Regulations.

The Company’s Code of Regulations includes additional requirements for all shareholder proposals. All proposals for inclusion in the Company’s proxy materials, notices of proposals, suggestions for nominees for election to the Company’s Board of Directors and requests for copies of the Company’s charter documents should be sent to OMNOVA Solutions Inc., Attn: Secretary, 175 Ghent Road, Fairlawn, Ohio 44333.

PROPOSAL 1:

ELECTION OF DIRECTORS

Nominees for election this year are David J. D’Antoni, Diane E. McGarry and Steven W. Percy. Each of the nominees currently serves as a director and has agreed to stand for re-election. Biographical information on each of the nominees is set forth on the following page.

If any of the nominees is unable to stand for election, the Board of Directors may designate a substitute. Shares represented by proxies may be voted for the substitute but will not be voted for more than three nominees. The three nominees receiving the greatest number of votes will be elected.

A quorum, consisting of a majority of the voting power of the Company, whether in person or by proxy, is required to conduct the business of the Annual Meeting. Proxies containing abstentions and non-votes are counted as present for purposes of determining whether a quorum is present at the meeting.

Directors are elected by a plurality of the votes cast (i.e., the nominees receiving the greatest number of votes will be elected). Each shareholder is entitled to vote his or her shares for three nominees. He or she may not, however, cumulate his or her shares in voting for director nominees, as explained on page 36 of this Proxy Statement under the caption “Other Information — Cumulative Voting.” What this means is that a shareholder who owns 100 shares of OMNOVA common stock may vote 100 shares for each of three nominees. The shareholder may not, however, vote more than 100 shares for any one nominee, nor vote for more than three nominees.

Votes cast for a nominee will be counted in favor of election. Withheld votes and broker non-votes will not count either in favor of or against election of a nominee. It is the intention of the persons appointed as proxies in the accompanying proxy card, unless authorization to do so is withheld, to vote for the election of the Board’s nominees.

Your Board of Directors recommends a vote FOR these nominees. Shares represented by proxy will be voted FOR the nominees unless you specify otherwise on your proxy card.

BOARD OF DIRECTORS

The Company’s Code of Regulations provides that the number of directors of the Company will not be less than seven nor more than seventeen. Currently, there are nine directors.

Set forth on the following pages is biographical information on the nominees for election and the other continuing directors with unexpired terms of office. All information is given as of January 29, 2007, unless otherwise indicated.

NOMINEES FOR ELECTION

To Serve a Three-Year Term Expiring in 2010

David J. D’Antoni

Term:	Expires in 2007; Director since November 2003

Recent Business Experience:

In September 2004, Mr. D’Antoni retired from his positions as Senior Vice President and Group Operating Officer of Ashland Inc. (a chemical, energy and transportation construction company), positions which he had held since 1988 and 1999, respectively. Mr. D’Antoni also previously served as President of APAC, Inc. and as President of Ashland Chemical Company.

Other Directorships:	State Auto Financial Corporation, Columbus, Ohio and Compass Minerals International, Inc., Overland Park, Kansas.

Committees:	Member of the Audit Committee of the OMNOVA Solutions Board.

Age:	62

Diane E. McGarry

Term:	Expires in 2007; Director since October 1999

Recent Business Experience:

In January 2005, Ms. McGarry retired from her position as Chief Marketing Officer, Xerox Corporation, Stamford, Connecticut (a manufacturer of copiers and electronic office equipment), a position she held since October 2001. Previously, she was President, North American General Markets Operations of Xerox since January 2000; Senior Vice President, Eastern Operations, North American Solutions Group of Xerox Corporation, Rochester, New York from January 1999 to January 2000; Vice President/ General Manager, Color Solutions Business Unit of Xerox from March 1998 to January 1999; and Chairman, President and Chief Executive Officer of Xerox Canada Inc., North York, Ontario, Canada, from 1993 to March 1998.

Other Directorships:	Maple Leaf Foods, Toronto, Ontario, Canada.

Committees:	Member of the Audit Committee of the OMNOVA Solutions Board.

Age:	57

Steven W. Percy

Term:	Expires in 2007; Director since October 1999

Recent Business Experience:

Mr. Percy was Senior Vice President — Refining, Marketing & Transportation of Phillips Petroleum, Bartlesville, Oklahoma (a petroleum extraction, refining and distribution company) from June 2000 to March 2001. Previously, Mr. Percy served as Chairman and Chief Executive Officer of BP America, Inc., from 1996 to March 1999, and as Executive Vice President of BP America and President of BP Oil in the United States from 1992 to 1996.

Other Directorships:	Non-Executive Chairman of Wavefront Energy and Environmental Services, Inc., Edmonton, Alberta, Canada, and Non-Executive Chairman of Losonoco Inc., London, England.

Committees:	Chairman of the Audit Committee of the OMNOVA Solutions Board.

Age:	60

CONTINUING DIRECTORS

Edward P. Campbell

Term:	Expires in 2008; Director since October 1999

Recent Business Experience:

Mr. Campbell has been Chairman of the Board of Directors of Nordson Corporation, Westlake, Ohio (an international manufacturer of industrial application equipment) since March 2004 and Chief Executive Officer and a Director of Nordson Corporation since 1997.

Other Directorships:	Nordson Corporation, Westlake, Ohio and KeyCorp, Cleveland, Ohio.

Committees:	Member of the Compensation and Corporate Governance Committee of the OMNOVA Solutions Board.

Age:	57

David A. Daberko

Term:	Expires in 2008; Director since November 1999

Recent Business Experience:

Mr. Daberko has been Chairman and Chief Executive Officer of National City Corporation, Cleveland, Ohio (a diversified financial services company) since 1995. Previously, Mr. Daberko served as President and Chief Operating Officer of National City Corporation from 1993 to 1995 and Deputy Chairman of National City Corporation and President, National City Bank, Cleveland, from 1987 to 1993.

Other Directorships:	National City Corporation, Cleveland, Ohio and The Marathon Oil Company, Houston, Texas.

Committees:	Chairman of the Compensation and Corporate Governance Committee and member of the Executive Committee of the OMNOVA Solutions Board.

Age:	61

Kevin M. McMullen

Term:	Expires in 2009; Director since March 2000

Recent Business Experience:

Mr. McMullen has been Chairman of the Board, Chief Executive Officer and President of the Company since February 2001. Prior to that, Mr. McMullen served as Chief Executive Officer and President of the Company from December 2000 and as a Director from March 2000. From January 2000 to December 2000, Mr. McMullen served as President and Chief Operating Officer of the Company, and from September 1999 to January 2000, Mr. McMullen served as Vice President of the Company and President, Decorative & Building Products. Previously, Mr. McMullen was Vice President of GenCorp Inc. and President of GenCorp’s Decorative & Building Products business unit from September 1996 until the spin-off of OMNOVA Solutions in October 1999. Prior to that, Mr. McMullen was General Manager of General Electric Corporation’s Commercial & Industrial Lighting business from 1993 to 1996 and General Manager of General Electric Lighting’s Business Development and Strategic Planning activities from 1991 to 1993. Mr. McMullen was a management consultant with McKinsey & Co. from 1985 to 1991.

Other Directorships:	STERIS Corporation, Mentor, Ohio.

Committees:	Chairman of the Executive Committee of the OMNOVA Solutions Board.

Age:	46

R. Byron Pipes

Term:	Expires in 2009; Director since October 1999

Recent Business Experience:

Dr. Pipes has been the John L. Bray Distinguished Professor of Engineering at Purdue University, West Lafayette, Indiana, since September 2004. Prior to that, Dr. Pipes was the Goodyear Professor of Polymer Engineering at the University of Akron, Akron, Ohio, from December 2001 to August 2004. Previously, Dr. Pipes served as a Distinguished Visiting Scientist at the College of William and Mary, Williamsburg, Virginia from 1998 to 2001; Seventeenth President of Rensselaer Polytechnic Institute, Troy, New York from 1993 to 1998; and Provost of the University of Delaware from 1991 to 1993 and Dean of the College of Engineering from 1985 to 1993.

Committees:	Member of the Compensation and Corporate Governance and the Executive Committees of the OMNOVA Solutions Board.

Age:	65

William R. Seelbach

Term:	Expires in 2008; Director since April 2002

Recent Business Experience:

Mr. Seelbach has been an Operating Executive of the Riverside Company (a large private equity firm investing in premier companies at the smaller end of the middle market) since January 2007. Prior to that, Mr. Seelbach served as President and CEO of the Ohio Aerospace Institute (an organization that brings together collaborators from industry, universities, and federal laboratories to work together to build Ohio’s aerospace economy) from April 2003 to December 2006. Previously, he was President of Brush Engineered Materials, Inc., Cleveland, Ohio (a manufacturer of high performance engineered materials) from 2001 to May 2002. Prior to that, he served as President, Brush Wellman Inc. from 2000 to 2001 and as President, Alloy Products division of Brush Wellman from 1998 to 2000. From 1987 to 1998, Mr. Seelbach was Chairman and Chief Executive Officer of Inverness Partners, a limited liability company engaged in acquiring and operating Midwestern manufacturing companies.

Other Directorships:	Corrpro Companies, Inc., Medina, Ohio.

Committees:	Member of the Compensation and Corporate Governance Committee of the OMNOVA Solutions Board.
Age:	58

Robert A. Stefanko

Term:	Expires in 2009; Director since May 2006

Recent Business Experience:

In April 2006, Mr. Stefanko retired as Chairman of the Board and Executive Vice President - Finance and Administration of A. Schulman, Inc. (an international supplier of plastic compounds and resins), positions which he had held since 1991 and 1989, respectively.
Mr. Stefanko joined A. Schulman in 1972, was appointed Vice President — Finance in 1979 and became a member of A. Schulman’s Board of Directors in 1980.

Other Directorships:	The Davey Tree Expert Company, Kent, Ohio

Committees:	Member of the Audit Committee of the OMNOVA Solutions Board.
Age:	63

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

Meetings of the Board

The Company’s Board of Directors held nine meetings during the 2006 fiscal year. Each director attended 75 percent or more of the total number of Board meetings and meetings of committees on which he or she served during the 2006 fiscal year. Each director is expected to attend the Annual Meeting of Shareholders. In 2006, all of the Company’s directors attended the Annual Meeting of Shareholders.

The Board of Directors currently has three standing committees: the Audit Committee, the Compensation and Corporate Governance Committee and the Executive Committee.

Audit Committee

Members of the Audit Committee are: Steven W. Percy, Chairman, David J. D’Antoni, Diane E. McGarry and Robert A. Stefanko. Each member of the Audit Committee has been determined by the Board of Directors to be financially literate and independent as defined by the New York Stock Exchange’s listing standards. The Board of Directors has determined that Mr. Percy meets the requirements of an “audit committee financial expert” as defined by the Securities and Exchange Commission and, accordingly, has designated him as such.

The Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. The Committee is directly responsible for the appointment, termination, compensation, retention, evaluation and oversight of the work of the Company’s independent registered public accounting firm (including resolution of disagreements between management and the Company’s independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and other non-audit engagements.

In performing its responsibilities the Committee will, among other things:

•	review and discuss the independent registered public accounting firm’s quality control;

•	review and discuss the independence of the independent registered public accounting firm;

•	review and discuss the audit plan and the conduct of the audit;

•	review and discuss the financial statements and disclosures;

•	review and discuss earnings press releases;

•	review and discuss internal audit plans and reports;

•	review and discuss the systems of internal controls;

•	review and discuss audit results;

•	discuss risk management policies;

•	obtain reports regarding conformity with legal requirements and the Company’s code of business conduct and ethics; and

•	review and discuss material contingent liabilities.

The Audit Committee has adopted a written charter, which is reviewed and reassessed annually. A current copy of the Audit Committee charter is available on the Company’s website at www.omnova.com and in print to any shareholder who requests a copy. All requests must be made in writing, addressed to OMNOVA Solutions Inc., Attn: Secretary, 175 Ghent Road, Fairlawn, Ohio 44333-3300.

The Audit Committee met seven times during fiscal year 2006. The Audit Committee Report is set forth beginning on page 26 of this Proxy Statement.

Compensation and Corporate Governance Committee

Members of the Compensation and Corporate Governance Committee are: David A. Daberko, Chairman, Edward P. Campbell, R. Byron Pipes and William R. Seelbach, each of whom has been determined to be independent as defined by the New York Stock Exchange’s listing standards. The Committee has adopted a written charter, a current copy of which is available on the Company’s website at www.omnova.com and in print to any shareholder who requests a copy. All requests must be made in writing, addressed to OMNOVA Solutions Inc., Attn: Secretary, 175 Ghent Road, Fairlawn, Ohio 44333-3300.

The Compensation and Corporate Governance Committee’s responsibilities include:

•	establishing executive compensation policies and programs;

•	reviewing and approving executive officer compensation;

•	making recommendations to the Board with respect to all executive incentive compensation plans and equity-based compensation plans;

•	administering compensation plans;

•	making recommendations to the Board concerning the appointment and removal of officers of the Company;

•	reviewing and approving employment agreements and severance or retention plans or agreements applicable to any executive officer;

•	overseeing the Company’s employee benefit, savings and retirement plans;

•	periodically reviewing director compensation in relation to other comparable companies;

•	developing and recommending to the Board, Corporate Governance Guidelines and, annually thereafter, reviewing the guidelines to determine whether they are being effectively adhered to and implemented;

•	assisting in succession planning;

•	reviewing possible conflicts of interest of Board members and executive officers; and

•	overseeing the Board’s annual evaluation process.

The Compensation and Corporate Governance Committee also serves as the nominating committee for the Board of Directors. In its capacity as the nominating committee, members of the Compensation and Corporate Governance Committee, among other things, establish and periodically review the criteria for Board membership, identify new director candidates, evaluate incumbent directors and make recommendations to the Board regarding the appropriate size of the Board and the appointment of members to the Board’s committees. The Committee may occasionally retain a third-party search firm to assist it in identifying potential new director candidates.

The Committee will consider shareholder’s suggestions for nominees for election to the Company’s Board of Directors in 2008 if any such suggestion is made in writing, includes biographical data and a description of such nominee’s qualifications and is accompanied by the written consent of such nominee. Any such suggestion for nominees must be mailed to the Compensation and Corporate Governance Committee, OMNOVA Solutions Inc., Attention: Secretary, and received by the Secretary no later than December 11, 2007. Nominees for election to the Board of Directors should at a minimum satisfy the following criteria:

•	possess the integrity and mature judgment essential to effective decision making;

•	have the ability and willingness to commit necessary time and energy to prepare for, attend and participate in meetings of the Board and one or more of its standing Committees and not have other directorships, trusteeships or outside involvements which would materially interfere with responsibilities as a director of the Company;

•	have the willingness and availability to serve at least one term;

•	have the willingness and ability to represent the interests of all shareholders of the Company rather than any special interest or constituency while keeping in perspective the interests of the Company’s employees, customers, local communities and the public in general;

•	have background and experience that complement the background and experience of other Board members;

•	be a shareholder or willing to become a shareholder of the Company;

•	be free from interests that are or would present the appearance of being adverse to, or in conflict with, the interests of the Company; and

•	have a proven record of competence and accomplishment through demonstrated leadership in business, education, government service, finance or the sciences, including director, CEO or senior management experience; academic experience; scientific experience; financial and accounting experience; or other relevant experiences which will provide the Board with perspectives that will enhance Board effectiveness, including perspectives that may result from diversity in ethnicity, race, gender, national origin or nationality.

These criteria have been established by the Compensation and Corporate Governance Committee as criteria that any director nominee, whether suggested by a shareholder or otherwise, should satisfy. A nominee for election to the Board of Directors that is suggested by a shareholder (in compliance with the procedures described above) will be evaluated by the Compensation and Corporate Governance Committee in the same manner that any other nominee for election to the Board (other than directors standing for re-election) is evaluated. The evaluation process will include a comprehensive background and reference check, a series of personal interviews by, at a minimum, the Chairman of the Board and the Chairman of the Compensation and Corporate Governance Committee, and a thorough review by the full Committee of the nominee’s qualifications and other relevant characteristics, taking into consideration the criteria that are set forth in the Corporate Governance Guidelines. Finally, if the Committee determines that a candidate should be nominated for election to the Board of Directors, the Committee presents its findings and recommendation to the full Board of Directors for approval.

The Compensation and Corporate Governance Committee met six times during fiscal year 2006. The report of the Compensation and Corporate Governance Committee is set forth beginning on page 20 of this Proxy Statement.

Executive Committee

During the intervals between meetings of the Board of Directors, the Executive Committee, unless restricted by resolution of the Board, may exercise, under the control and direction of the Board, all of the powers of the Board of Directors in the management and control of the business of the Company. The Executive Committee did not meet during fiscal year 2006. Members of the Executive Committee are: Kevin M. McMullen, Chairman, David A. Daberko and R. Byron Pipes.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors has adopted the OMNOVA Solutions Inc. Corporate Governance Guidelines. These guidelines outline the responsibilities of the Board of Directors, director selection criteria and procedures, board composition criteria and various policies and procedures designed to ensure effective and responsive governance. These guidelines are reviewed annually by the Compensation and Corporate Governance Committee to determine whether the guidelines are being effectively adhered to and implemented and whether any changes are appropriate in response to regulatory requirements or best practices that develop. The OMNOVA Solutions Corporate Governance Guidelines are available on our website at www.omnova.com and in print to any shareholder who requests a copy. All requests must be made in writing, addressed to OMNOVA Solutions Inc., Attn: Secretary, 175 Ghent Road, Fairlawn, Ohio 44333-3300.

Code of Ethics

Each of our officers, employees and directors are required to comply with the OMNOVA Solutions Business Conduct Policies, a code of business conduct and ethics adopted by the Company. It is the objective of the Company that our business be conducted in accordance with the highest standards of personal and professional ethics. The OMNOVA Solutions Business Conduct Policies set forth policies covering a broad range of subjects, including sales practices, conflicts of interest, insider trading, financial reporting, harassment and confidential information, and require strict adherence to laws and regulations applicable to OMNOVA’s business. The OMNOVA Solutions Business Conduct Policies are available on our website at www.omnova.com and in print to any shareholder who requests a copy. All requests must be made in writing, addressed to OMNOVA Solutions Inc., Attn: Secretary, 175 Ghent Road, Fairlawn, Ohio 44333-3300.

Executive Sessions

The non-management directors meet in executive session without members of management present at least two times each year. The Chairman of the Compensation and Corporate Governance Committee presides at these executive sessions.

Communicating with the Board of Directors

Shareholders and other interested parties who wish to communicate with the Board of Directors or a particular director may do so by sending a letter to the Secretary of the Company at 175 Ghent Road, Fairlawn, Ohio 44333. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication”. All such letters must identify the author and clearly state whether the intended recipients are all members of the Board or certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Director Independence

OMNOVA’s Corporate Governance Guidelines require that a majority of directors meet the criteria for independence set forth in the listing standards of the New York Stock Exchange. The listing standards provide that, in order to be considered independent, the Board must determine that a director has no material relationship with OMNOVA other than as a director. As permitted by the listing standards, the Board of Directors has adopted categorical standards to assist it in determining whether its members have such a material relationship with the Company. These standards provide that the following relationships are deemed to be immaterial and would not, in and of themselves, impair a director’s independence:

•	a director is an executive officer or employee, or an immediate family member of a director is an executive officer, of a company that makes payments to, or receives payments from OMNOVA or any of its subsidiaries, for property or services in an amount which in any single fiscal year of the Company does not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues; or

•	a director serves as an executive officer of a charitable organization and OMNOVA’s charitable contributions to that organization (excluding the amount of any matching contributions under the Company’s matching gifts program) in any fiscal year of the Company are not more than the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues.

The Board has reviewed the independence of its members considering these standards and any other commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships between the directors and OMNOVA and has determined that none of the eight nonemployee directors has a material relationship with the Company and that each such director is independent in accordance with the listing standards of the New York Stock Exchange.

COMPENSATION OF DIRECTORS

Directors who are also employees of the Company are not compensated separately for serving on the Board and are not paid a retainer or additional compensation for attendance at Board or committee meetings.

Each nonemployee director receives a retainer of $47,000 per year, $35,000 of which is payable in cash and the remaining $12,000 of which is paid in restricted shares of OMNOVA common stock. A nonemployee director who serves as chairman of a committee of the Board receives an additional cash fee of $5,000 per year in consideration of such service.

The number of restricted shares of OMNOVA common stock awarded to each director is determined by dividing $12,000 by the closing price per share of OMNOVA common stock on the New York Stock Exchange on the date of the Company’s Annual Meeting of Shareholders. These restricted shares will vest on the third anniversary of the grant date and are awarded under the OMNOVA Solutions Amended and Restated 1999 Equity and Performance Incentive Plan. Dividends, if any, on restricted shares are automatically reinvested through the Company’s dividend reinvestment program unless a director chooses otherwise. All shares may be voted, but ownership may not be transferred until service on the OMNOVA Solutions Board terminates. Unvested shares will be forfeited in the event of a voluntary resignation or refusal to stand for reelection, but vesting will be accelerated in the event of death, disability or retirement or upon the occurrence of a change in control of the Company.

Nonemployee directors may elect to defer all or a percentage of their cash retainer and any committee chairman’s fees. The deferred compensation plan is unfunded. Amounts deferred at the election of the director are credited with phantom shares in the OMNOVA Solutions Stock Fund, an S&P 500 index fund or a cash deposit program, as selected by the director. Deferred amounts and earnings are payable in cash in either a lump sum or installments as elected by the director commencing, at the director’s election, (i) 30 days after termination of his service as a director, (ii) on a fixed future date specified by the director at the time of his deferral election or (iii) upon the director’s attainment of a certain age specified by him at the time of his deferral election.

In February 2000, the Board of Directors discontinued availability of the Retirement Plan for Nonemployee Directors to any subsequently elected directors. Pursuant to this plan, each nonemployee director who terminated his or her service on the Board after at least sixty months of service (including service on the Board of Directors of GenCorp Inc., prior to the spin-off of OMNOVA Solutions in October 1999) would receive an annual retirement benefit equal to the retainer in effect on the date the director’s service terminated until the number of monthly payments made equaled the lesser of (a) the individual’s months of applicable service as a director or (b) 120 monthly payments. In the event of death prior to payment of the applicable number of installments, the aggregate amount of unpaid monthly installments would be paid, in a lump sum, to the retired director’s surviving spouse or other designated beneficiary, if any, or to the retired director’s estate. In February 2000, nonemployee directors were given a one-time choice of (i) continuing with the then-current compensation package consisting of participation in the retirement plan and an annual restricted stock grant or (ii) freezing their participation in the retirement plan but discontinuing participation going forward and receiving a discretionary annual option grant. Of the eight current nonemployee directors, two elected to continue their participation in the Retirement Plan for Nonemployee Directors and three elected to freeze their participation in the plan. Three nonemployee directors joined the Board after February 2000 and, therefore, never participated in the Retirement Plan for Nonemployee Directors. For those nonemployee directors who elected to freeze their participation in the retirement plan, their benefits were fully vested as of February 2, 2000, at which time they ceased to accrue additional service under the Plan. Effective December 31, 2005, participation for the remaining two nonemployee directors was frozen. Accordingly, there will be no further accruals of service for any director under the Retirement Plan for Nonemployee Directors.

Under the Board’s retirement policy, a director will not be nominated for reelection to the Board following his or her seventieth birthday.

MANAGEMENT OWNERSHIP OF SHARES

The following table lists share ownership of the Company’s common stock by directors and executive officers of the Company as of January 29, 2007. Unless otherwise indicated, share ownership is direct.

Name	Number of Shares of Common Stock Beneficially Owned(1)		Percent of Outstanding Shares of Common Stock(2)
Edward P. Campbell	9,790		*
David A. Daberko	18,161	(3)	*
David J. D’Antoni	9,398	(3)	*
Diane E. McGarry	18,241	(3)	*
Steven W. Percy	17,493	(3)	*
R. Byron Pipes	5,590		*
William R. Seelbach	11,398	(3)	*
Robert A. Stefanko	1,513		*
Kevin M. McMullen	1,206,210	(3), (4)	2.9%
Michael E. Hicks	292,771	(3), (4)	*
Robert C. Coleman	54,304	(3), (4)	*
James J. Hohman	246,749	(3), (4)	*
James C. LeMay	231,718	(3), (4)	*
Directors and Officers as a group	2,222,740	(3), (4)	5.3%

*	Less than 1%.

(1)	Except as otherwise indicated below, beneficial ownership means the sole power to vote and dispose of shares.

(2)	Calculated using 42,037,994 shares as the number of outstanding shares.

(3)	Includes shares subject to stock options which may be exercised within 60 days of January 29, 2007 as follows: Mr. Daberko, 11,250 shares; Mr. D’Antoni, 4,375 shares; Ms. McGarry, 10,625 shares; Mr. Percy, 14,375 shares; Mr. Seelbach, 9,375 shares; Mr. McMullen, 1,071,617 shares; Mr. Hicks, 216,191 shares; Mr. Coleman, 22,500 shares; Mr. Hohman, 175,926 shares; Mr. LeMay, 167,924 shares; and all directors and executive officers as a group, 1,766,158 shares.

(4)	Includes the approximate number of shares credited to the individual’s account as of January 29, 2007 under the OMNOVA Solutions Retirement Savings Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

To the knowledge of the Company, except as set forth below, no person beneficially owned more than five percent of the 42,037,994 shares of the Company’s common stock outstanding as of January 29, 2007. The information set forth in the following table was derived from reports filed with the Securities and Exchange Commission by the beneficial owners on the dates indicated in the footnotes below.

Name	Number of Shares of Common Stock Beneficially Owned		Percent of Outstanding Shares of Common Stock
The Baupost Group, L.L.C. 10 St. James Avenue Suite 2000 Boston, MA 02116	8,195,300	(1)	19.5%

GAMCO Investors, Inc. One Corporate Center Rye, NY 10580	4,545,889	(2)	10.8%

Putnam, LLC One Post Office Square Boston, MA 02109	2,754,948	(3)	6.6%

Rutabaga Capital Management LLC. 624 Broad Street - 3rd Floor Boston, MA 02109	2,100,000	(4)	5.0%

(1)	Pursuant to a Schedule 13F-HR filed with the Securities and Exchange Commission on November 13, 2006, The Baupost Group, LLC reported that, as of September 30, 2006, it had sole voting and dispositive power over 8,195,300 shares.

(2)	Pursuant to a Schedule 13F-HR filed with the Securities and Exchange Commission on November 14, 2006, GAMCO Investors, Inc., et al, reported that, as of September 30, 2006, Gabelli Funds, LLC had sole investment discretion and voting power over 1,275,300 shares, and GAMCO Asset Management Inc. shared with certain affiliated entities investment discretion over 3,270,589 shares, with respect to which GAMCO Asset Management Inc. held sole voting power over 3,225,589 shares, and held no voting power over 45,000 shares.

(3)	Pursuant to a Schedule 13F-HR/A filed with the Securities and Exchange Commission on November 30, 2006, Putnam, LLC reported that, as of September 30, 2006, it shared investment discretion with its affiliate, The Putnam Advisory Company, LLC, over 1,007,794 shares, of which Putnam, LLC had sole voting power over 540,750 shares and no voting power over 467,044 shares; and that it shared investment discretion with its affiliate, Putnam Investment Management, LLC, over 1,747,154 shares, over which Putnam, LLC had no voting power.

(4)	Pursuant to a Schedule 13F-HR filed with the Securities and Exchange Commission on November 2, 2006, Rutabaga Capital Management reported that, as of September 30, 2006, it had sole voting and dispositive power over 2,100,000 shares.

SUMMARY COMPENSATION TABLE

The following table sets forth compensation information for fiscal year 2006 for the Chief Executive Officer of the Company and each of the Company’s four most highly compensated executive officers who were serving in such capacities at the end of fiscal 2006.

Name	Year	Annual Compensation		Long Term Compensation
				Awards		Payouts
		Salary ($)	Bonus ($)	Restricted Stock Awards(1) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation(2) ($)

Kevin M. McMullen	2006	617,692	669,925	337,300	—	848,577	62,672
Chairman, Chief Executive	2005	587,923	953,125	143,040	—	159,834	116,342
Officer and President	2004	567,612	—	120,549	50,000	—	26,452

Michael E. Hicks	2006	283,115	244,676	88,480	—	229,762	20,433
Senior Vice President and	2005	270,892	350,125	64,908	—	44,851	47,656
Chief Financial Officer;	2004	256,174	—	53,419	—	—	5,660
Treasurer

Robert C. Coleman	2006	241,285	235,517	82,950	—	177,766	6,738
President, Decorative	2005	233,888	178,138	56,378	—	32,429	40,694
Products	2004	227,077	—	47,755	—	—	6,390

James J. Hohman	2006	276,354	184,728	99,540	—	211,833	20,066
Vice President; President,	2005	256,913	341,250	63,255	—	42,677	43,889
Performance Chemicals	2004	229,763	—	47,914	—	—	6,635

James C. LeMay	2006	244,315	211,169	82,950	—	198,884	17,695
Senior Vice President,	2005	236,809	302,125	57,084	—	38,923	42,291
Business Development;	2004	228,987	—	48,115	—	—	6,240
General Counsel

(1)	The values reported in the Summary Compensation Table for restricted stock awards in 2006 were calculated by multiplying the number of shares awarded by $5.53, the closing price per share of OMNOVA Common Stock on the New York Stock Exchange on July 13, 2006, the date of grant. On that date, the named executive officers were granted restricted shares of OMNOVA Common Stock in the following amounts: Mr. McMullen — 61,000 shares; Mr. Hicks — 16,000 shares; Mr. Coleman — 15,000 shares; Mr. Hohman — 18,000 shares; and Mr. LeMay — 15,000 shares. These restricted shares vest July 13, 2009.

The values reported in the Summary Compensation Table for restricted stock awards in 2005 were calculated by multiplying the number of shares awarded by $5.51, the closing price per share of OMNOVA Common Stock on the New York Stock Exchange on July 12, 2005, the date of grant. On that date, the named executive officers were granted restricted shares of OMNOVA Common Stock in the following amounts: Mr. McMullen — 25,960 shares; Mr. Hicks — 11,780 shares; Mr. Coleman — 10,232 shares; Mr. Hohman — 11,480 shares; and Mr. LeMay — 10,360 shares. These restricted shares vest in two installments, with restrictions on one-half of the shares lapsing on July 12, 2006 and restrictions on the remainder of the shares lapsing on July 12, 2007.

The values reported in the Summary Compensation Table for restricted stock awards in 2004 were calculated by multiplying the number of shares awarded by $5.90, the closing price per share of OMNOVA Common Stock on the New York Stock Exchange on July 9, 2004, the date of grant. On that date, the named executive officers were granted restricted shares of OMNOVA Common Stock in the following amounts: Mr. McMullen — 20,432 shares; Mr. Hicks — 9,054 shares; Mr. Coleman — 8,094 shares; Mr. Hohman — 8,121 shares; and Mr. LeMay — 8,155 shares.

These restricted shares vested in two installments with one-half of the restrictions lapsing on July 9, 2005 and restrictions on the remainder of the shares lapsing on July 9, 2006.

The agreements pursuant to which these restricted shares were awarded provide that, during the restriction period, the executive shall have the right to vote the shares and to receive all dividends and other distributions, if any, paid with respect to the shares.

The total number of restricted shares of OMNOVA Common Stock held by each of the named executive officers and their respective values at November 30, 2006, based on the closing price per share of OMNOVA Common Stock on the New York Stock Exchange on that date of $4.78, were: Mr. McMullen — 73,980 shares with an aggregate value of $353,624; Mr. Hicks — 21,890 shares with an aggregate value of $104,634; Mr. Coleman — 20,116 shares with an aggregate value of $96,155; Mr. Hohman — 23,740 shares with an aggregate value of $113,477; and Mr. LeMay — 20,180 shares with an aggregate value of $96,460.

(2)	Includes Company contributions to the executive’s account in the OMNOVA Solutions Retirement Savings Plan (which provides that the Company will match 50% of up to 6% of contributions to the plan by eligible employees) and, where applicable, the amount credited to the executive’s account in the OMNOVA Solutions Benefits Restoration Plan, a nonfunded plan which includes amounts not eligible for inclusion in the OMNOVA Solutions Retirement Savings Plan due to limitations imposed by the Internal Revenue Code on contributions and includable compensation under qualified plans. Amounts contributed or credited during fiscal 2006 were: Mr. McMullen, $51,919; Mr. Hicks, $20,343; Mr. Coleman, $6,600; Mr. Hohman, $19,808; and Mr. LeMay, $17,561.

Also includes income imputed to the executives for company paid life insurance as follows: Mr. McMullen, $10,753; Mr. Hicks, $90; Mr. Coleman, $138; Mr. Hohman, $258; and Mr. LeMay, $134.

AGGREGATED OPTION/ SAR EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION/ SAR VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End (#) (1)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable

Kevin M. McMullen	—	—	1,071,617	12,500	151,200	—
Michael E. Hicks	—	—	216,191	—	28,350	—
Robert C. Coleman	—	—	22,500	—	15,300	—
James J. Hohman	10,000	7,962	175,926	—	28,350	—
James C. LeMay	—	—	167,924	—	28,350	—

(1)	No SARs have been issued under the OMNOVA Solutions Amended and Restated 1999 Equity and Performance Incentive Plan.

LONG-TERM INCENTIVE PLANS — AWARDS IN LAST FISCAL YEAR

Name	Number of Shares, Units or Other Rights	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts Under Non-Stock Price-Based Plans(2), (3)
			Threshold ($)	Target ($)	Maximum ($)

Kevin M. McMullen	(1)	2 years	193,143	386,285	772,570
Michael E. Hicks	(1)	2 years	52,779	105,558	211,116
Robert C. Coleman	(1)	2 years	47,680	95,360	190,721
James J. Hohman	(1)	2 years	46,108	92,216	184,433
James C. LeMay	(1)	2 years	45,548	91,097	182,194

(1)	Indicates awards under the OMNOVA Solutions Long-Term Incentive Program which provides participants the opportunity for a payout at the end of the performance period if specified performance goals are achieved. In January 2006, the Compensation and Corporate Governance Committee of the Board of Directors approved a long-term incentive program for the 2006-2007 performance period, pursuant to which key employees designated by the Committee would be eligible to receive incentive payments equal to certain specified percentages of average annual compensation (salary and bonus paid under the Company’s Executive Incentive Compensation Program) upon attainment of specified threshold, target or maximum levels of cumulative earnings per share targets (performance goals) over the two-year 2006-2007 performance period.

(2)	Percentages of average annual compensation payable to participants upon attainment of performance goals for the 2006-2007 performance period are as follows:

	Threshold	Target	Maximum

Chairman and Chief Executive Officer	15%	30%	60%
All other Participants	10%	20%	40%

(3)	For purposes of the table above, estimated future payouts for the 2006-2007 performance period were calculated on the basis of the participant’s 2006 fiscal year salary and bonus shown in the Summary Compensation Table on page 15.

PENSION BENEFITS

The OMNOVA Solutions Consolidated Pension Plan includes several formulas for the determination of benefits and requires that the formula providing the highest benefit be utilized to determine an individual employee’s actual benefit. Benefits for Messrs. McMullen, Hicks, Coleman, Hohman, and LeMay have been determined pursuant to a formula which utilizes average compensation for the highest 60 consecutive months of service (average compensation) prior to December 1, 2004 and a career average formula for service from December 1, 2004 to normal retirement. The Company’s pension plan provides credit for years of service with GenCorp. Estimated benefits are shown below because the required calculations do not lend themselves to a typical pension plan table where benefits can be determined by the reader solely upon the basis of years of service and final compensation.

Name	Approximate Years of Credited Service at Normal Retirement	Estimated Annual Benefits Payable at Normal Retirement(1)
Kevin M. McMullen	29	$771,492
Michael E. Hicks	45	$384,981
Robert C. Coleman	17	$134,322
James J. Hohman	17	$139,621
James C. LeMay	31	$254,981

(1)	Retirement benefits shown in the table for Messrs. McMullen, Hicks, Coleman, Hohman, and LeMay were calculated pursuant to the terms of the OMNOVA Solutions Consolidated Pension Plan. There is no offset for Social Security payments.

The benefits shown for Messrs. McMullen, Hicks, Coleman, Hohman, and LeMay are estimated and have not been adjusted for any survivor option. Each estimated benefit is based upon the assumption that the executive will remain an employee until age 65 at a rate of compensation equivalent to that in effect on December 1, 2006 and that the pension plan under which the estimated benefit is calculated will remain unchanged.

Benefits for Messrs. McMullen, Hicks, Coleman, Hohman, and LeMay have been determined by a formula which provides for a benefit (A) for years of service prior to December 1, 2004 of (i) 1.125% of average compensation up to the average Social Security wage base (ASSWB) plus 1.5% of average compensation in excess of the ASSWB multiplied by the total of such years of service up to 35 years and (ii) 1.5% of average compensation multiplied by the total years of service in excess of 35 years, and (B) for each year of service after December 1, 2004 (i) prior to attainment of 35 years of service, 1.625% of annual compensation up to the ASSWB plus 2.0% of annual compensation in excess of the ASSWB, and (ii) after attainment of 35 years of service, 2.0% of annual compensation.

The benefits shown in the table have not been reduced to reflect the limitation on includable compensation or the overall benefit limitation imposed on pension plans qualified under Section 401(a) of the Internal Revenue Code since the amount of any of those reductions will be restored to the individual pursuant to the terms of the OMNOVA Solutions Benefits Restoration Plan, a nonfunded plan with benefits payable out of the general assets of OMNOVA Solutions.

OTHER COMPENSATION ARRANGEMENTS

In December 2000, the Board of Directors approved the terms of an employment agreement with Kevin M. McMullen regarding his service as Chief Executive Officer and Chairman, providing for maximum annual incentive opportunity equal to 125% of base salary; maximum long-term incentive opportunity equal to 60% of average annual compensation during each performance period; country club membership; financial planning; participation in the Company’s executive physical program; and company-paid supplemental life insurance in the amount of $4,000,000. The employment agreement also provides that, in the event the Company terminates Mr. McMullen’s employment other than for cause prior to age 65 or if Mr. McMullen elects to terminate his employment due to the Board’s decision to remove him as Chairman or Chief Executive Officer, he will be entitled to (a) termination pay in an amount equal to two times the sum of (1) base annual salary and (2) the higher of his base annual salary or the highest year-end bonus which he received in the previous three fiscal years; and (b) accelerated vesting of all unvested stock options and continued exercisability of all options for the remainder of their respective 10-year terms.

In July 2000, the Compensation and Corporate Governance Committee of the Board of Directors adopted the Executive Separation Policy which provides for (i) salary continuation for 12 months after the date of termination; (ii) payment of a lump sum bonus equal to the prior year’s bonus paid, reduced to reflect the percentage of the fiscal year not completed at the time of termination; (iii) medical, dental and life insurance benefit continuation for 12 months at the same levels elected prior to termination; and (iv) outplacement assistance for a period not to exceed 12 months, to eligible officers of OMNOVA (other than Mr. McMullen whose employment agreement is described above) in the case of involuntary termination of the officer’s employment, other than in the event of a change in control or termination for cause. There are currently four elected executive officers eligible for the benefits set forth in the Executive Separation Policy. The Company’s other executive officer is eligible for similar severance benefits pursuant to the terms of his offer of employment.

The Company has also entered into change of control agreements with the Company’s five elected executive officers. The change of control agreements provide for a severance payment in an amount equal to the officer’s base salary plus bonus (as defined in the agreements) multiplied by a factor of three if within three years after a change-in-control (as such term is defined in the agreements), the officer’s employment is terminated (i) by the Company for any reason other than death, disability or cause, or (ii) by the officer following the occurrence of one or more adverse events enumerated in the agreement. The agreements provide for payment of performance awards under the Long-Term Incentive Program, continuation of health and life benefits for 36 months, vesting of accrued retirement benefits, payment of the amount required to cover excise taxes, if any, financial counseling, outplacement and accounting fees and costs of legal representation if required to enforce the agreement. Mr. McMullen’s agreement includes a requirement that any amount which may become payable under the severance agreement be offset by any amount which may be paid under the individual executive’s employment agreement as a result of termination of employment due to a change-in-control. Mr. McMullen’s agreement also provides that (i) for purposes of calculating the severance payment, bonus is defined as no less than 100% of base salary in effect at the time a change-in-control occurs, and (ii) he may terminate his employment for any reason, or without reason, during the 30-day period immediately following the date six months after the occurrence of a change-in-control, with the right to severance compensation under his agreement. The change of control agreements renew annually unless terminated pursuant to their provisions.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation and Corporate Governance Committee Function

The Compensation and Corporate Governance Committee reviews and approves the total compensation of the Chairman of the Board and Chief Executive Officer. In addition, the Committee, with the counsel of the Chief Executive Officer, considers and establishes base pay and incentive bonuses for the other executive officers of the Company elected by the Board. The Committee also administers the Company’s long-term incentive program.

Compensation Committee Interlocks and Insider Participation

The Committee is composed entirely of independent directors, as defined by the New York Stock Exchange’s listing standards. Current members of the Committee include David A. Daberko, Chairman, Edward P. Campbell, R. Byron Pipes and William R. Seelbach.

Report of the Compensation and Corporate Governance Committee

on Executive Compensation

Executive Compensation Philosophy

The Committee desires to provide an executive compensation program that allows for the effective recruitment, retention and motivation of highly qualified individuals who are key to the Company’s current and future success. The Company’s executive compensation program is designed to:

•	create and reinforce alignment among the Company’s vision, strategies, goals and priorities;

•	promote the interests of OMNOVA Solutions’ shareholders;

•	differentiate compensation based on individual responsibilities and performance as well as an individual’s effectiveness in achieving results in a team environment;

•	properly balance the focus on both short and long-term Company performance;

•	allow the Company to respond to changes in compensation for similar positions in the competitive marketplace; and

•	administer the fiscal resources of the organization in a manner designed to achieve the Committee’s executive compensation philosophy and objectives.

In the application of this philosophy, the Committee recognizes the need to attract and retain individuals who, by their actions, will add to shareholder value and will become personally accountable for the overall success of the Company.

Executive Compensation Structure

Executive compensation at OMNOVA Solutions consists of four components — base pay, an annual incentive bonus, stock options or restricted stock, and an opportunity to participate in the Long-Term Incentive Program. Each of these components is intended to meet a different objective. They are combined to focus the individual executive on high levels of sustained performance directed at key organizational objectives. A degree of risk/reward potential has been built into the compensation program to motivate executives to achieve superior results.

The Committee regularly reviews the Company’s executive compensation program to ensure that each component and the overall package are competitive. The Committee looks beyond competitive data, however, in its deliberations on compensation for executive officers and places great weight on individual job performance. Mr. McMullen evaluates the performance of each executive officer, including the named executive officers, and presents to the Committee his evaluation of each officer, including contribution and performance, strengths, weaknesses, development plans and succession potential.

Compensation levels for executives vary depending on the scope of their individual responsibilities, as well as on the degree of individual performance and achievement.

Annual Compensation

Annual compensation consists of two components: base pay and incentive bonus. Each year the Committee reviews historical information and analyses of current executive compensation trends and practices. Information for these analyses is derived from several national and regional executive compensation surveys.

The data selected from these surveys is representative of organizations which are similar to the Company in industry and/or sales volume. The 50th percentile of compensation survey data is used as a reference point in combination with actual performance in establishing competitive compensation levels within the Company.

Base Pay.    The Committee reviews executives’ base salaries annually. The level of base pay for each executive is established relative to the 50th percentile of competitive pay levels for comparable positions at similar organizations, with consideration given to Mr. McMullen’s performance evaluations and recommendations. These factors are incorporated into a determination regarding the level at which to set, and the amount by which to change, an executive’s base pay. No specific weighting is applied to these factors. Rather, the collective judgment of the Committee members is utilized in establishing the appropriate level of base pay for the following year.

Annual Incentive Bonuses.    The primary purpose of the Company’s Executive Incentive Compensation Program is to reward employees for achievement of specific Company and individual performance objectives. Incentive bonus amounts are intended to vary in a consistent and predictable manner with the financial and operational performance of the Company and its various business units, as well as with the performance of the individual employee. Participating in the incentive compensation program are those employees in positions which have significant scope, authority and impact on the Company’s performance.

Financial performance objectives for the Company and each business unit are derived from the annual operating plan (AOP). The Committee approves these objectives at the beginning of each fiscal year.

Each participating employee has a maximum incentive opportunity expressed as a percentage of annual base pay. The level of this incentive opportunity has been set after a review of prevailing incentive opportunities for similar positions at similar organizations. These opportunities vary depending on the anticipated potential contribution for a particular position.

Performance objectives are established for each participant based on their position and responsibilities. In fiscal 2006, primary corporate measures under the Executive Incentive Compensation Program included earnings per share and cash flow, while segment measures included segment operating profit and segment cash flow. Other measures applicable to certain participants included, as appropriate, product line operating profit, inventory turns, productivity, safety, quality and customer metrics. Each of these measures was weighted and totaled 100% of the incentive opportunity. In any given year, the primary measures and weightings may be adjusted to allow management flexibility in focusing the employee on critical achievement areas.

Actual incentive bonus awards are calculated and approved by the Committee at the end of the fiscal year based on an evaluation of financial and other performance against the established objectives. Using this calculation as a starting point, the Company’s executive officers will then evaluate each participating employee for performance and award a bonus commensurate with the Company’s and individual’s performance. With respect to the Company’s executive officers, Mr. McMullen recommends to the Committee a bonus for each executive commensurate with the Company’s performance and his evaluation of the individual executive’s performance. The Committee approves the incentive bonus awarded to each of the Company’s executive officers, including the named executive officers.

For 2006, the performance objectives for the named executive officers were achieved at approximately 84% of maximum for executives evaluated on Corporate objectives and 95% and 65% of maximum for executives evaluated on Decorative Products and Performance Chemicals objectives, respectively.

Long-Term Incentive Program

The Long-Term Incentive Program has limited executive participation that includes the named executive officers listed in the Summary Compensation Table on page 15 of this Proxy Statement. The purpose of the program is to retain and to motivate executives to achieve sustained improvement in specified performance measures over a multi-year period. The Committee sets specific threshold, target and maximum achievement levels for each multi-year performance period after reviewing the strategic business plans of the Company.

During the 2005-2006 performance period, the Company’s cumulative earnings per share exceeded the maximum objective established under the plan. Accordingly, the Committee has approved a cash payout under the 2005-2006 Long Term Incentive Program in an amount equal to the maximum levels for the program of 60% of average annual compensation (base and bonus) over the two year performance period for Mr. McMullen and 40% of average annual compensation over the two year performance period for all other participating executive officers. With respect to the named executive officers, this payout is reflected in the LTIP Payout column of the Summary Compensation Table on page 15 of this Proxy Statement.

In January 2006, the Committee approved a new two-year long-term incentive program for the 2006-2007 performance period. The performance measure for this program was defined as cumulative earnings per share over the two-year cycle. Potential earnings for the 2006-2007 performance period for the executives listed in the Summary Compensation Table on page 15 range from no payout if objectives are not achieved to 40-60% of each executive’s average annual cash compensation. Additional data concerning the Long-Term Incentive Program and the percentages of compensation payable upon attainment of performance goals can be found in the footnotes to the Long-Term Incentive Plans — Awards in Last Fiscal Year table on page 17 of this Proxy Statement.

Stock Options and Restricted Stock Grants

The Company’s philosophy is to consider the interests of shareholders in the payment of executive compensation, and specifically, to link the interests of executives to the interests of shareholders. Equity based plans such as stock options and restricted stock help accomplish this goal and are an important component of overall compensation. In fiscal 2006, the Company granted restricted stock to executive officers, including the named executive officers, and certain other employees in positions that have the ability to significantly impact the Company’s performance, in an effort to retain talent critical to the Company’s success while at the same time providing compensation that would align the executives’ interests with the interests of the Company’s shareholders.

In July 2006, the Committee awarded restricted stock to approximately 122 employees considered key to the Company’s future success, including the Company’s executive officers. The size of the restricted stock grants awarded to these employees was based on a percentage of salary tied to the level of the employee’s position. Individual awards were, where appropriate, adjusted based on factors such as individual performance and retention concerns.

Other Compensation and Benefits

Executive officers are eligible to participate in medical, dental, life and benefit programs generally available to salaried employees, including the OMNOVA Solutions Retirement Savings Plan and the OMNOVA Solutions Consolidated Pension Plan. Executive officers also have the opportunity to participate in the OMNOVA Solutions Benefits Restoration Plan, which restores the pension and retirement savings plan benefits which would otherwise be lost as a result of Internal Revenue Code limitations on contributions to, and payment of benefits from, tax qualified pension and retirement savings plans, an executive supplemental long term disability plan and the executive physical program and to receive reimbursement for certain financial counseling expenses. Two officers also receive reimbursement of country club dues which in 2006 totaled, in the aggregate, $7,854.

Compensation of the Chief Executive Officer

In July 2006, in connection with the Committee’s annual compensation review process, the Committee evaluated Mr. McMullen’s total compensation package, including salary, bonus opportunity, long-term incentive opportunity, restricted stock awards, accumulated realized and unrealized stock option gains, and the value to Mr. McMullen and the cost to the Company of all perquisites. In considering Mr. McMullen’s total compensation, the Committee considered the aggregate amount and mix of all components of his compensation. In reviewing Mr. McMullen’s base salary, the Committee considered Mr. McMullen’s base salary as compared to competitive market data for CEO’s of similarly sized companies and the targeted merit increases for all employees of 3%. Based on this review and the Committee’s evaluation of Mr. McMullen’s performance, including his leadership in driving the Company’s improved financial performance and strategic priorities, the Committee determined that Mr. McMullen’s salary should be increased to $635,000, an increase of approximately 4%, effective August 7, 2006. The Committee also determined to award Mr. McMullen 61,000 restricted shares of OMNOVA Common Stock. Additional information regarding the restricted stock awarded to Mr. McMullen is set forth on page 15 of this Proxy Statement.

Mr. McMullen was also a participant in the 2006 OMNOVA Executive Incentive Compensation Program. As CEO, Mr. McMullen’s maximum bonus opportunity is 125% of base salary. As discussed above, the Corporate objectives were achieved at approximately 84% of maximum. Accordingly, the starting point for calculating Mr. McMullen’s bonus under the 2006 Executive Incentive Compensation Program was approximately 105% of base salary. The Committee then further considered its evaluation of Mr. McMullen’s individual performance and his contribution to improvement in the Company’s performance in 2006. Based on this evaluation, the Committee awarded Mr. McMullen an annual bonus under the 2006 Executive Incentive Compensation Program of $669,925.

Mr. McMullen is also a participant in the Company’s Long-Term Incentive Program. As described above, the cumulative earnings per share over the two year performance period exceeded the maximum objectives established under the plan. Accordingly, a cash payout to Mr. McMullen of 60% of average annual compensation (base plus bonus) over the two year performance period, or $848,577, was approved by the Committee under the 2005-2006 Long Term Incentive Program.

If the performance targets for the 2006-2007 Long Term Incentive Program are met, Mr. McMullen will be eligible to receive a payout of 15% if threshold performance is achieved, 30% if target performance is achieved, and 60% if maximum performance is achieved.

The Committee believes that Mr. McMullen’s total compensation, in the aggregate, is market competitive and reasonable.

By:	The Compensation and Corporate Governance Committee of the Board of Directors
David A. Daberko, Chairman
Edward P. Campbell
R. Byron Pipes
William R. Seelbach

PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return, assuming reinvestment of dividends, of the Company’s common stock over the past five fiscal years with the cumulative total return, assuming reinvestment of dividends, of Standard & Poor’s 500 Composite Stock Price Index and the Standard & Poor’s Industrial Index over that same period of time.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 and the rules promulgated under it require that certain officers, directors and beneficial owners of the Company’s equity securities file various reports of transactions effected in OMNOVA Solutions common stock with the Securities and Exchange Commission. The Company has procedures in place to assist these persons in preparing and filing these reports on a timely basis. To the best of the Company’s knowledge, all required reports were filed timely, other than one transaction which was reported late on behalf of Robert C. Coleman.

AUDIT COMMITTEE REPORT

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act of 1934, as amended (the “Exchange Act”), through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be “soliciting material” or to be “filed” under either the Securities Act or the Exchange Act.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the preparation, presentation and integrity of the Company’s financial statements, for establishing and maintaining internal control over financial reporting and for assessing the effectiveness of the Company’s internal control over financial reporting as of the end of each fiscal year. The Company’s independent registered public accounting firm is responsible for planning and carrying out a proper audit of the Company’s annual financial statements and the Company’s internal control over financial reporting, expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles, and expressing an opinion on management’s assessment of the effectiveness of internal controls over financial reporting, and the effectiveness of internal control over financial reporting, based on its audits.

The Committee discussed with the Company’s internal auditors and its independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditors and representatives of the Company’s independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee also reviewed and discussed with representatives of the Company’s independent registered public accounting firm their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates in its financial statements, and the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, Communications with Audit Committees, as amended by SAS No. 90, Audit Committee Communications, and as currently in effect. The Committee has received from the independent registered public accounting firm the written disclosures regarding their independence required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with representatives of the Company’s independent registered public accounting firm the firm’s independence from management and the Company. Finally, the Committee has received written confirmations with respect to non-audit services performed by the independent registered public accounting firm and has considered whether such non-audit services are compatible with maintaining the firm’s independence.

In addition, the Committee discussed with management their assessment of the effectiveness of the Company’s internal controls over financial reporting, and discussed with representatives of the Company’s independent registered public accounting firm their opinion as to management’s assessment of the effectiveness of the Company’s internal controls over financial reporting and their opinion as to the effectiveness of the Company’s internal controls over financial reporting. Finally, the Committee discussed with representatives of the Company’s independent registered public accounting firm any significant deficiencies in the Company’s internal controls over financial reporting identified as a result of the firm’s audit of the Company’s internal controls.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended November 30, 2006 for filing with the Securities and Exchange Commission. The Committee has also appointed the Company’s independent registered public accounting firm for the 2007 fiscal year, subject to shareholder approval.

By:	The Audit Committee of the Board of Directors
Steven W. Percy, Chairman
David J. D’Antoni
Diane E. McGarry
Robert A. Stefanko

PROPOSAL 2:

RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Services of Independent Registered Public Accounting Firm for 2006

Ernst & Young LLP served as OMNOVA’s independent registered public accounting firm for fiscal year 2006. Aggregate fees for professional services rendered to OMNOVA by Ernst & Young for the fiscal years ended November 30, 2005 and 2006 were as follows:

	Fiscal Year Ended November 30, 2005	Fiscal Year Ended November 30, 2006
Audit Fees	$1,473,200	$1,961,800
Audit Related Fees	$45,600	$89,000
Tax Fees	$58,500	$44,000
All Other Fees	—	$—
Total	$1,577,300	$2,094,800

Audit Fees include the aggregate fees billed for professional services rendered by Ernst & Young for the audit of the Company’s annual consolidated financial statements and review of financial statements included in the Company’s quarterly reports on Form 10-Q, and for the audit of the Company’s internal control over financial reporting. This category may also include services that generally only the independent registered public accounting firm can reasonably provide, such as comfort letters, attest services, consents and assistance with and review of documents filed with the Commission. Audit fees reported for 2006 include approximately $249,000 related to the 2005 audit that were billed in 2006.

Audit Related Fees include the aggregate fees billed for services by Ernst & Young that are reasonably related to the performance of the audit or review of the Company’s financial statements, including pension audits and accounting consultations.

Tax Fees include $58,500 and $44,000 in fees billed for professional services rendered by Ernst & Young for tax compliance in 2005 and 2006, respectively.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee annually approves the scope and fees payable for the year end audit, statutory audits and employee benefit plan audits to be performed by the independent registered public accounting firm for the next fiscal year. Management also defines and presents to the Audit Committee specific projects and categories of service, together with the corresponding fee estimates, for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and, if acceptable, pre-approves the engagement of the independent registered public accounting firm for these specific projects and categories of service on a fiscal year basis. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The Audit Committee has delegated to its Chairman the authority to pre-approve the engagement of the independent registered public accounting firm for audit and permitted non-audit services in an aggregate amount of $50,000, provided that the Chairman reports to the Committee at each regularly scheduled meeting the nature and amount of any audit and non-audit services that he has approved pursuant to the delegation of authority. All other services for which the Company desires to engage the independent registered public accounting firm are approved by the Committee in advance of such engagement.

All services provided by Ernst & Young have been approved in accordance with the foregoing policies and procedures.

Appointment of Independent Registered Public Accounting Firm for 2007

Subject to ratification by the shareholders at the March 22, 2007 Annual Meeting, the Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2007.

Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm requires that a majority of the votes cast, whether in person or by proxy, be cast in favor of the proposal. Abstentions and broker non-votes are counted in determining the votes present at a meeting for purposes of establishing a quorum; however, abstentions and broker non-votes are not considered votes cast and will not count either in favor of or against the proposal.

If the Committee’s appointment is not ratified, or if Ernst & Young LLP declines to act or becomes incapable of action, or if their appointment is discontinued, the Committee will appoint another independent registered public accounting firm whose continued appointment after the next annual meeting of shareholders will be subject to ratification by the shareholders.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to any shareholder questions. They will have an opportunity to make a statement at the meeting if they desire to do so.

Your Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. Shares represented by proxy will be voted FOR this proposal, unless you specify a different choice on the accompanying proxy card.

PROPOSAL 3:

APPROVAL OF THE OMNOVA SOLUTIONS INC.

SECOND AMENDED AND RESTATED 1999 EQUITY AND PERFORMANCE INCENTIVE PLAN

In 1999, shareholders of GenCorp Inc. approved the establishment of the OMNOVA Solutions Inc. 1999 Equity and Performance Incentive Plan to enable OMNOVA Solutions, upon its spin-off from GenCorp, to provide competitive equity incentives to directors, officers and other employees in order to enhance the profitability of OMNOVA Solutions and increase the value of the OMNOVA Solutions common stock for its shareholders. In 2002, shareholders of OMNOVA Solutions approved an amendment to that plan to increase the number of shares available for awards under the plan. The Company is now seeking shareholder approval to further amend that plan to increase the number of shares available for awards under the plan by an additional 2,500,000 shares.

In addition to the increase in shares available for awards under the plan, there are several additional changes to the plan reflected in the Second Amended and Restated 1999 Equity and Performance Incentive Plan, including:

•	The plan now includes a fungible share design. Accordingly, instead of a specific limit on the number of shares which may be utilized for various types of awards, all shares available under the plan may be issued as any type of eligible award; provided, however, that full value awards (all those other than options and appreciation rights) shall count as 1.5 shares awarded under the plan. Limits on awards that may be issued to any one individual in specified time frames have been modified but retained.

•	Liberal share counting provisions have been eliminated. Specifically, shares withheld to satisfy tax withholding obligations on awards issued under the plan and shares tendered to pay the exercise price of awards under the plan will no longer be eligible to be returned as available shares under the plan. Additionally, when appreciation rights are settled in stock, the full number of shares subject to the award will be counted as issued under the plan, rather than just the net shares issued upon settlement of the award.

•	Dividend equivalent rights may no longer be granted with respect to option rights and appreciation rights.

•	Additional metrics have been added to the definition of “management objectives”.

•	Awards may be issued to any employee and directors are now eligible to be granted any type of award under the plan.

•	The prohibition on repricing has been clarified.

As of January 29, 2007, there were 4,494,450 options outstanding under all equity plans maintained by the Company. Of these options, 1,691,414 were issued under the Option Adjustment Plan, a plan approved by shareholders at the time of the spin-off of OMNOVA Solutions from GenCorp to convert GenCorp options to OMNOVA options. No further awards may be issued under the Option Adjustment Plan and options which expire unexercised under that plan will not be available for future awards. Of the options outstanding under the Option Adjustment Plan, approximately 610,000 will expire in 2007, 440,000 in 2008 and 640,000 in 2009. The weighted average exercise price of these options is $10.36.

As of January 29, 2007, 336,660 shares remained available for issuance pursuant to awards under the Amended and Restated 1999 Equity and Performance Improvement Plan. If shareholders approve the Second Amended and Restated 1999 Equity and Performance Improvement Plan, the number of shares of OMNOVA Solutions common stock remaining available for awards as of January 29, 2007 would increase to 2,836,660 shares.

The Board of Directors believes that this plan will allow the Company to continue to provide competitive equity incentives to directors, officers and other employees, thereby aligning more closely the interests of the Company’s management and employees with its shareholders. For this purpose, subject to the approval of the shareholders, the Board of Directors has approved the OMNOVA Solutions Inc. Second Amended and Restated 1999 Equity and Performance Incentive Plan. A copy of the Second Amended and Restated 1999 Equity and Performance Incentive Plan is attached to this proxy statement as Annex A, and a summary of the plan, as amended and restated, is set forth below. The summary provided below is qualified in its entirety by reference to the plan attached to this Proxy Statement.

Approximately six officers, eight nonemployee directors and 1,700 employees of OMNOVA Solutions are expected to be eligible to receive awards under the plan.

Plan Summary

General.    Under the plan, the Board is authorized to make awards of (1) options to purchase shares of OMNOVA Solutions common stock, (2) performance stock and performance units, (3) restricted stock, (4) deferred stock or (5) appreciation rights. The Compensation and Corporate Governance Committee of the Board will be authorized to administer the plan and to make awards and grants under the plan.

Shares Available Under the Plan.    The number of shares of OMNOVA Solutions common stock that may be issued or transferred (1) upon the exercise of options (Option Rights), (2) as restricted stock (Restricted Stock) and released from all substantial risks of forfeiture, (3) as deferred stock, (4) in payment of performance stock (Performance Stock) or performance units (Performance Units) that have been earned, (5) in payment of dividend equivalents paid with respect to awards made under the plan, or (6) in payment of appreciation rights, may not exceed a total of 6,600,000 shares, subject to some adjustments pursuant to the terms of the plan. For purposes of determining how many shares have been issued or transferred, each full value award (all those other than Option Rights or Appreciation Rights) issued or transferred under the plan after the date that the Second Amended and Restated 1999 Equity and Performance Incentive Plan is approved by shareholders will count as 1.5 shares issued or transferred. These shares of common stock may be original issue or treasury shares or a combination of both.

The plan provides that no more than 1,500,000 shares, in the aggregate, will be issued upon exercise of incentive stock options, that no individual participant will be granted awards, in the aggregate, for more than 500,000 shares during any fiscal year, and that no non-employee director will be granted awards for more than 100,000 shares during any fiscal year.

Eligibility.    Officers, employees and nonemployee directors of OMNOVA Solutions, as well as any person who has agreed to begin serving in such capacity within 30 days of the date of the grant are eligible to be selected by the Board to receive benefits under the plan.

Option Rights.    Option Rights entitle the optionee to purchase shares of OMNOVA Solutions common stock at a predetermined price per share, which may not be less than the market value on the date of grant. Under the plan, market value is defined as the closing price of OMNOVA Solutions common stock on the New York Stock Exchange for the relevant date or, if no common stock was traded on such date, the last prior day on which OMNOVA Solutions common stock was traded. Each grant will specify whether the option price will be payable (1) in cash at the time of exercise, (2) by the transfer to OMNOVA Solutions of shares of common stock owned by the optionee having a value at the time of exercise equal to the option price, or (3) a combination of those payment methods. Grants may provide for deferred payment of the option price from the proceeds of sale through a broker on the date of exercise of some or all of the shares of OMNOVA Solutions common stock to which the exercise relates.

No Option Rights may be exercisable more than ten years from the date of grant. Each grant must specify the period of continuous employment with OMNOVA Solutions that is required before the Option Rights become exercisable. Grants may provide for earlier exercise of an Option Right in the event of a change-in-control of OMNOVA Solutions or other similar transactions or events.

Grants may also specify management objectives that must be achieved as a condition to the exercise of the option. Successive grants may be made to the same optionee whether or not previously granted Option Rights remain unexercised.

Restricted Stock.    An award of Restricted Stock involves the immediate transfer of ownership of a specific number of shares of OMNOVA Solutions common stock by the Company to a participant in consideration of the performance of services. The participant is immediately entitled to voting, dividend and other ownership rights in such shares, but subject to restrictions on transfer as described below. At the discretion of the Board, dividends may be deferred and reinvested in additional Restricted Stock. The transfer may be made without additional consideration or in consideration of a payment by the participant that is less than current market value, as the Board may determine. The Board may condition the award on the achievement of specified management objectives.

Restricted Stock must be subject to a substantial risk of forfeiture within the meaning of Section 83 of the Internal Revenue Code for a period to be determined by the Board. An example would be a provision that the Restricted Stock would be forfeited if the participant ceased to serve as an officer or employee of OMNOVA Solutions during a specified period of years. If service alone is the criterion for non-forfeiture, the shares may vest (and non-forfeiture may occur) no sooner than prorata over a period of three years from the date of grant, with no installment vesting sooner than one year from the date of grant. If other management objectives are included, the shares may vest and non-forfeiture may occur one year from the date of grant. In order to enforce these forfeiture provisions, the transferability of Restricted Stock will be prohibited or restricted in a manner and to the extent prescribed by the Board for the period during which the forfeiture provisions are to continue. The Board may provide for a shorter period during which the forfeiture provisions are to apply in the event of a change-in-control of OMNOVA Solutions or other similar transaction or event.

Deferred Stock.    An award of Deferred Stock constitutes an agreement by OMNOVA Solutions to deliver shares of its common stock to the participant in the future in consideration of the performance of services. However, the Deferred Stock award may be subject to the fulfillment of certain conditions, such as management objectives, during the deferral period specified by the Board. During the deferral period, the participant cannot transfer any rights in the award and has no right to vote the shares of Deferred Stock, but the Board may, on or after the date of the award, authorize the payment of dividend equivalents on such shares on a current, deferred or contingent basis, either in cash or in additional shares of OMNOVA Solutions common stock. Awards of Deferred Stock can be made without additional consideration or in consideration of a payment by the participant that is less than the market value per share on the date of award. Deferred Stock must be subject to performance of services for at least three years; provided that if management objectives are included, the performance of services must be for at least one year. The Board determines the deferral period at the date of the award, and may provide for a deferral period of less than three years in the event of a change-in-control of OMNOVA Solutions or other similar transaction or event.

Performance Stock and Performance Units.    Performance Stock and Performance Units involve awards that become payable upon the achievement of specified management objectives during a designated performance period. This performance period may be subject to earlier termination in the event of death, retirement or a change-in-control of OMNOVA Solutions or other similar transaction or event. A minimum level of acceptable achievement may also be established by the Board. If, by the end of the performance period, the participant has achieved the specified management objectives, the participant will be deemed to have fully earned the Performance Stock or Performance Units. If the participant has not achieved the management objectives, but has attained or exceeded the predetermined minimum, the participant will be deemed to have partly earned the Performance Stock and/or Performance Units (such part to be determined in accordance with a formula). To the extent earned, the Performance Stock and/or Performance Units will be paid to the participant at the time and in the manner determined by the Board in cash, shares of OMNOVA Solutions common stock or in any combination of those methods. Each award of Performance Stock or Performance Units may be subject to adjustment to reflect changes in compensation or other factors, so long as no adjustment would result in the loss of an available exemption for the award under Section 162(m) of the Internal Revenue Code. The Board or its Compensation and Corporate Governance Committee may provide for the payment of dividend equivalents to the holder on a current, deferred or contingent basis, either in cash or in additional OMNOVA Solutions common stock.

Appreciation Rights.    An Appreciation Right entitles the holder, by surrender of the related Option Right (if granted in connection with Option Rights) or by itself (if granted as a free-standing Appreciation Right), to receive from OMNOVA Solutions an amount equal to 100%, or a lesser percentage as the Board may determine, of the spread between the strike price (or the option price if granted in tandem with Option Rights) and the then-current market value of OMNOVA Solutions common stock. Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by OMNOVA Solutions in cash, in OMNOVA Solutions common stock, or in any combination of the two, and may either grant to the optionee or retain in the Board the right to elect among those alternatives. Any grant may specify that the Appreciation Right may be exercised only in the event of a change-in-control or other similar transaction or event. Any grant of Appreciation Rights may specify management objectives that must be achieved as a condition to the exercise of those rights.

Management Objectives.    The plan requires that the Board establish performance goals (“management objectives”) for purposes of Performance Stock and Performance Units. In addition, if the Board so chooses, Option Rights, Restricted Stock, Deferred Stock and Appreciation Rights may also specify management objectives. Management objectives may be described either in terms of Company-wide objectives, individual participant objectives, or objectives related to performance of the division, subsidiary, department, region or function within OMNOVA Solutions in which the participant is employed. Management objectives may be made absolute or relative to the past performance of the individual participant, the subsidiary, division, department, region or function within the Company or subsidiary in which the participant is employed or relative to the performance of other corporations. Management objectives applicable to any award shall be based on specified levels of and/or growth in (1) cash flow, (2) earnings per share, (3) earnings before interest and taxes, (4) EBITDA, (5) net income, (6) return on assets, (7) return on assets employed, (8) return on equity, (9) return on invested capital, (10) return on total capital, (11) revenues, (12) volumes, (13) stock price, (14) total return to stockholders, (15) economic value added, (16) operating profit, (17) working capital, (18) working capital turnover, (19) inventory, (20) productivity and (21) quality, or any combination of these measures. If the Board determines that a change in the business, operations, corporate structure or capital structure of OMNOVA Solutions, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, the Board may modify the performance goals or the related minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable, unless the result would be to make an award otherwise eligible for an exemption under Section 162(m) of the Internal Revenue Code ineligible for such an exemption.

Transferability.    Except as otherwise determined by the Board, no Option Right or other award under the plan is transferable by a participant other than by will or the laws of descent and distribution, or (except for incentive stock options), so long as such transfer is made for no consideration, to the participant’s immediate family or trusts established solely for the benefit of one or more members of the immediate family. Except as otherwise determined by the Board, Option Rights are exercisable during the optionee’s lifetime only by him or her.

The Board of Directors may specify at the date of grant that part or all of the shares of OMNOVA Solutions common stock that are (1) to be issued or transferred by OMNOVA Solutions upon exercise of Option Rights or upon payment under any grant of Performance Stock or Performance Units or (2) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in the plan, shall be subject to further restrictions on transfer.

Adjustments.    The plan provides that the number of shares available for awards will be adjusted to account for shares relating to awards that expire, are cancelled or surrendered, or are forfeited under the plan, or awards that are settled in cash under the plan. This permits the grant of additional awards equal to the number of such shares that are forfeited, cancelled, surrendered, or expire, or that are settled in cash. The maximum number of shares of OMNOVA Solutions common stock covered by outstanding Option Rights, Appreciation Rights, Deferred Shares and Performance Shares granted under the plan, and the prices per share applicable to those shares, will be adjusted as equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that would otherwise result from stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants, and similar events. In the event of any such transaction, the Board is given discretion to provide a substitution of alternative consideration for any or all outstanding awards under the plan, as it in good faith determines to be equitable under the circumstances, and may require the surrender of all awards so replaced. The Board may also make or provide for adjustments in the numerical limitations under the plan as the Board may determine appropriate to reflect any of the foregoing transactions or events.

The Board is authorized to interpret the plan and related agreements and other documents. The Board may make awards to employees under any or a combination of all of the various categories of awards that are authorized under the plan, or in its discretion, make no awards. The plan may be amended from time to time by the Board. However, any amendment that must be approved by the shareholders of OMNOVA Solutions in order to comply with applicable law or the rules of the principal national securities exchange or quotation system upon which OMNOVA Solutions common stock is traded or quoted will not be effective unless and until such approval has been obtained in compliance with those applicable laws or rules. These amendments would include any increase in the number of shares issued or certain other increases in awards available under the plan (except for increases caused by adjustments made pursuant to the plan). Presentation of the plan or any amendment of the plan for shareholder approval is not to be construed to limit OMNOVA Solutions’ authority to offer similar or dissimilar benefits through plans that are not subject to shareholder approval.

The Board may provide for special terms for awards to participants who are foreign nationals or who are employed by OMNOVA Solutions outside the United States of America as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.

The Plan provides that awards representing no more than 7.5% of the shares available under the plan may not be required to meet certain restrictions otherwise applicable to restricted stock, deferred stock and performance stock awards under the plan.

The Plan prohibits repricing, including the amendment of any outstanding Option Right or Appreciation Right to reduce the exercise price and the cancellation and replacement of any Option Right or Appreciation Right at a time when its exercise price is equal to or greater than the fair market value of the underlying stock in exchange for another award under the plan. The plan does not confer on any participant a right to continued employment with OMNOVA Solutions.

Plan Benefits.    Given the discretion of the Compensation and Corporate Governance Committee in administering the plan, it is not possible to determine in advance, whether awards will be granted or how any types of awards authorized under the OMNOVA Solutions Second Amended and Restated 1999 Equity and Performance Incentive Plan will be allocated among eligible participants. For information regarding awards issued to the OMNOVA Solutions named executive officers during fiscal 2006, see the Summary Compensation Table appearing on page 15 of this Proxy Statement.

Federal Income Tax Consequences

Following is a brief summary of some of the federal income tax consequences of various transactions under the plan based on federal income tax laws in effect on January 1, 2007. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

Option Rights.    In general, (1) no income will be recognized by an optionee at the time an Option Right which is not an Incentive Stock Option is granted; (2) at exercise, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (3) at sale, appreciation (or depreciation) after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options.    No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Stock Option. Under current tax rules, Incentive Stock Options are an adjustment to regular federal taxable income for Alternative Minimum Tax purposes. If shares of OMNOVA Solutions common stock are issued to the optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of those shares is made by that optionee within two years after the date of grant or within one year after the transfer of those shares to the optionee, then upon sale of the shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of OMNOVA Solutions common stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for those shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Restricted Stock.    The recipient of Restricted Stock generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Stock reduced by any amount paid by the participant at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code. However, a recipient who elects under Section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions) over the purchase price, if any, of the Restricted Stock. If a Section 83(b) election has not been made, any dividends received that relate to Restricted Stock subject to restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Deferred Stock.    No income generally will be recognized upon the award of Deferred Stock. The recipient of a Deferred Stock award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of OMNOVA Solutions common stock on the date that the shares are transferred to the participant under the award, reduced by any amount paid by the participant, and the capital gains/loss holding period for such shares will also commence on that date.

Performance Stock and Performance Units.    No income generally will be recognized upon the grant of Performance Stock or Performance Units. Upon payment with respect to Performance Stock or Performance Units earned, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of OMNOVA Solutions common stock received.

Appreciation Rights.    No income will be recognized by a participant in connection with the grant of an Appreciation Right, whether or not it is granted in connection with Option Rights. When the Appreciation Right is exercised, the participant will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted OMNOVA Solutions common stock received on the exercise.

Tax Consequences to Participant’s Employer.    To the extent that a participant recognizes ordinary income in the circumstances described above, the participant’s employer will generally be entitled to a corresponding deduction, provided, among other things, that the income meets the test of reasonableness, does not, along with other income of the participant, exceed the limitation on deductible compensation under Section 162(m) of the Internal Revenue Code, is an ordinary and necessary business expense and is not an excess parachute payment, and that any applicable withholding obligations are satisfied.

Compliance with Section 162(m) of the Internal Revenue Code.    The plan is intended to comply with rules for deductibility under Section 162(m) of the Internal Revenue Code and will be administered in accordance with Section 162(m). Performance Units awarded to executives who are or may become subject to Section 162(m) will provide for objective performance goals and are intended to qualify for deductibility without regard to the limits of Section 162(m). No participant shall be granted awards, in the aggregate, for more than 500,000 shares of OMNOVA Solutions common stock during any fiscal year of the Company. In addition, no participant, in any period of one fiscal year, may be granted Performance Units having an aggregate maximum value greater than $2,000,000 on the date of the grant.

Withholding Taxes.    To the extent that OMNOVA Solutions is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant under the plan, and the amounts available to OMNOVA Solutions for that withholding are insufficient, it is a condition to the receipt of payment or the realization of the benefit that the participant make arrangements satisfactory to OMNOVA Solutions for payment of the balance of those taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of that benefit. OMNOVA Solutions and a participant or such other person may also make arrangements with respect to payment in cash of any taxes with respect to which withholding is not required. No common share or benefit withholding shall exceed the minimum required withholding.

Accounting Treatment

Option Rights, Appreciation Rights, Performance Shares and Performance Units will require charges against income. These charges will generally represent the prorata amount of the fair market value of the grant on the grant date and any increase of the fair market value over the original grant date fair value. Restricted Stock and Deferred Stock will require a charge against income equal to the fair market value of the awarded shares at the time of the award less the amount, if any, paid or payable by the awardee. The charges for all awards granted are amortized over the vesting period.

Equity Compensation Plan Information

The following table sets forth certain information as of November 30, 2006, regarding the Company’s two existing compensation plans, the Amended and Restated 1999 Equity and

Performance Incentive Plan and the Option Adjustment Plan. Both of these plans have been approved by the Company’s shareholders.

Equity Compensation Plan Information

As of November 30, 2006

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	4,510,111	$7.82	329,160

Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	4,510,111	$7.82	329,160

Vote Required

The proposal to approve the OMNOVA Solutions Second Amended and Restated 1999 Equity and Performance Incentive Plan requires the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting. Approval of the Plan also requires that the holders of a majority of the shares entitled to vote cast a vote, whether in favor, against or in abstention. Abstentions and broker non-votes are counted in determining the votes present at a meeting for purposes of establishing a quorum; however, abstentions and broker non-votes are not considered votes cast and will not count either as a vote “for” or a vote “against” this proposal.

Your Board of Directors recommends that shareholders vote FOR the approval of the OMNOVA Solutions Inc. Second Amended and Restated 1999 Equity and Performance Incentive Plan. Shares represented by proxy will be voted FOR this proposal, unless you specify a different choice on the accompanying proxy card.

OTHER INFORMATION

Cumulative Voting

The Company has no provision for cumulative voting in the election of directors. Holders of OMNOVA Solutions common stock are therefore entitled to cast one vote for each share held on the January 29, 2007 record date for each nominee for director.

Other Business

The Company did not receive notice by December 12, 2006 of any shareholder proposals that are to be presented for a vote at the meeting. Therefore, no shareholder proposals will be voted upon at the meeting and if any other matter requiring a vote properly comes before the meeting, the persons named on the accompanying proxy card will vote your shares on that matter in their discretion.

YOUR VOTE IS IMPORTANT. Regardless of whether you expect to attend the meeting in person, you are urged to vote your shares by promptly marking, signing, dating and returning the enclosed proxy in the envelope provided.

KRISTINE C. SYRVALIN

Secretary

Annex A

OMNOVA SOLUTIONS INC.

Second Amended and Restated

1999 Equity and Performance Incentive Plan

1. Purpose.    The purpose of the 1999 Equity and Performance Incentive Plan is to attract and retain directors, officers and other employees for OMNOVA Solutions Inc., an Ohio corporation and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

2. Definitions.    As used in this Plan,

“Appreciation Right” means a right granted pursuant to Section 5 of this Plan, and shall include both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right and a Tandem Appreciation Right.

“Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 16 of this Plan, such committee (or subcommittee).

“Change in Control” shall have the meaning provided in Section 12 of this Plan.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Shares” means the Common Shares, par value $0.10 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

“Company” means OMNOVA Solutions Inc., an Ohio corporation.

“Covered Employee” means a Participant who is, or is determined by the Board to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

“Date of Grant” means the date specified by the Board on which a grant of Option Rights, Appreciation Rights, Performance Shares or Performance Units or a grant or sale of Restricted Shares or Deferred Shares shall become effective which date shall not be earlier than the date on which the Board takes action with respect thereto.

“Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 7 of this Plan.

“Deferred Shares” means an award made pursuant to Section 7 of this Plan of the right to receive Common Shares at the end of a specified Deferral Period.

“Director” means a member of the Board of Directors of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

“Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right.

“Immediate Family” has the meaning ascribed thereto in Rule 16a-1(e) under the Exchange Act (or any successor rule to the same effect) as in effect from time to time.

“Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

“Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants receiving grants of Performance Shares or Performance Units or, when so determined by the Board, Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares and (with respect to Restricted Shares, Performance Shares and Deferred Shares only) dividend credits pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made absolute or relative to the past performance of the individual Participants, the Company, Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed, or relative to the performance of other corporations. The Management Objectives applicable to any award to a Covered Employee shall be based on specified levels of, or growth in, one or more of the following criteria:

1. cash flow;

2. earnings per share;

3. earnings before interest and taxes;

4. EBITDA;

5. net income;

6. return on assets;

7. return on assets employed;

8. return on equity;

9. return on invested capital;

10. return on total capital;

11. revenues;

12. volumes;

13. stock price;

14. total return to stockholders;

15. economic value added;

16. operating profit;

17. working capital;

18. working capital turnover;

19. inventory;

20. productivity; and

21. quality; or

any combination of the foregoing.

If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Board shall not make any modification of the Management Objectives or minimum acceptable level of achievement.

“Market Value per Share” means (i) the closing price of Common Shares on the New York Stock Exchange as reported on NYSEnet.com for the relevant date if Common Shares were traded on such day or, if none were then traded, the last prior day on which Common Shares were so traded, or (ii) if clause (i) does not apply, the fair market value of the Common Shares as determined by the Board.

“Nonemployee Director” means a Director who is not an employee of the Company or any Subsidiary.

“Optionee” means the optionee named in an agreement evidencing an outstanding Option Right.

“Option Price” means the purchase price payable on exercise of an Option Right.

“Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 or Section 9 of this Plan.

“Participant” means a person who is selected by the Board to receive benefits under this Plan and who is at the time an officer or other employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 30 days of the Date of Grant, and shall also include each Nonemployee Director who receives an award of Option Rights or Restricted Shares.

“Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

“Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

“Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 8 of this Plan.

“Plan” means this OMNOVA Solutions Inc. 1999 Equity and Performance Incentive Plan, as amended.

“Restricted Shares” means Common Shares granted or sold pursuant to Section 6 or Section 9 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 6 has expired.

“Rule 16b-3” means Rule 16b-3 under the Exchange Act (or any successor rule to the same effect) as in effect from time to time.

“Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

“Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which, at the time, the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

“Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right.

“Voting Power” means at any time, the total votes relating to the then-outstanding securities entitled to vote generally in the election of Directors.

3. Shares Available Under the Plan.    (a) Subject to adjustment as provided in Section 3(b)(i) and Section 11 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof, (iii) as Deferred Shares, (iv) in payment of Performance Shares or Performance Units that have been earned, (v) as awards to Nonemployee Directors or (vi) in payment of dividend equivalents paid with respect to awards made under the Plan, shall not exceed in the aggregate 6,600,000 (Six Million Six Hundred Thousand) Common Shares. For purposes of determining how many Common Shares have been issued or transferred, each full value award under the Plan (those other than Option Rights or Appreciation Rights) issued or transferred on or after the date that the Second Amended and Restated 1999 Equity and Performance Incentive Plan is approved by Shareholders will count as 1.5 Common Shares issued or transferred under this Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(b)(i) The following shares shall again be available for issuance under the Plan: (1) Common Shares reserved for issuance upon exercise or settlement, as applicable, of awards granted under the Plan, to the extent and at such time as such awards expire or are canceled or surrendered; (2) Restricted Shares granted under the Plan, to the extent and at such time as such Restricted Shares are forfeited or otherwise surrendered to the Company before the restrictions on such shares lapse; and (3) shares reserved in respect of any other awards under this Plan, to the extent and at such time as the payment is actually made in cash.

(ii) For avoidance of doubt, the following shares shall not become available for issuance under the Plan: (1) Shares tendered by Participants as full or partial payment to the Company upon exercise of Options or other awards granted under the Plan; (2) Shares reserved for issuance upon grant of Appreciation Rights, to the extent the number of reserved shares exceeds the number of Shares actually issued upon exercise of the Appreciation Rights; and (3) Shares withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on Restricted Shares or the exercise of Option Rights or Appreciation Rights granted under the Plan or upon any other payment or issuance of shares under the Plan.

(c) Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 11 of this Plan, (i) the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 1,500,000 Common Shares; (ii) no Participant shall be granted awards, in the aggregate, for more than 500,000 Common Shares during any fiscal year of the Company; and (iii) no individual Nonemployee Director shall be granted awards for more than 100,000 Common Shares during any fiscal year of the Company.

(d) Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any one fiscal year receive an award of Performance Units having an aggregate maximum value as of their respective Date of Grant in excess of $2,000,000.

4. Option Rights.    The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:

(a) Each grant shall specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b) Each grant shall specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant.

(c) Each grant shall specify whether the Option Price shall be payable (i) in cash or by check acceptable to the Company, (ii) by the actual or constructive transfer to the Company of Common

Shares owned by the Optionee (or other consideration authorized pursuant to Section 4(d)) having a value at the time of exercise equal to the total Option Price, or (iii) by a combination of such methods of payment.

(d) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(e) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f) Each grant shall specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change in Control.

(g) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(h) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Any Option Right that is intended to qualify as an Incentive Stock Option, but fails to so qualify at or after the time of grant will be treated as an option under (ii) above.

(i) The exercise of an Option Right shall result in the cancellation on a share- for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

(j) No Option Right shall be exercisable more than 10 years from the Date of Grant.

(k) Each grant of Option Rights shall be evidenced by an agreement executed on behalf of the Company by an officer and delivered to and accepted by the Optionee, which agreement shall state that such Option Rights are subject to all the terms and conditions of this Plan and contain such terms and provisions, consistent with this Plan, as the Board may approve.

5. Appreciation Rights.    (a) The Board may authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right shall be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Board, which shall be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right shall be a right of the Participant to receive from the Company an amount determined by the Board, which shall be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(b) Each grant of Appreciation Rights may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

(i) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(ii) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

(iii) Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv) Any grant may specify that such Appreciation Right may be exercised only in the event of, or earlier in the event of, a Change in Control.

(v) Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Rights.

(vi) Each grant of Appreciation Rights shall be evidenced by an agreement executed on behalf of the Company by an officer and delivered to and accepted by the Participant, which agreement shall describe such Appreciation Rights, identify the related Option Rights (if applicable), state that such Appreciation Rights are subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

(c) Any grant of Tandem Appreciation Rights shall provide that such Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation.

(d) Regarding Free-Standing Appreciation Rights only:

(i) Each grant shall specify in respect of each Free-Standing Appreciation Right a Base Price, which shall be equal to or greater than the Market Value per Share on the Date of Grant;

(ii) Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii) No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

6. Restricted Shares.    The Board may also authorize the grant or sale of Restricted Shares to Participants. Each grant or sale of Restricted Stock may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than Market Value per Share at the Date of Grant.

(c) Each such grant or sale shall provide that the Restricted Shares covered by such grant or sale shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Board at the Date of Grant and may provide for the earlier lapse of such substantial risk of forfeiture in the event of a Change in Control. If the Board conditions the nonforfeitability of shares of Restricted Stock upon service alone, the shares may vest and such nonforfeitability may occur no sooner than pro rata over a period of three years from the Date of Grant, with no installment vesting sooner than one year from the Date of Grant. If the Board conditions the nonforfeitability of shares of Restricted Stock on Management Objectives, the shares may vest and such nonforfeitability may occur no sooner than one year from the Date of Grant of such shares of Restricted Stock.

(d) Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

(e) Any grant of Restricted Shares may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level.

(f) Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award.

(g) Each grant or sale of Restricted Shares shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Plan, as the Board may approve. Unless otherwise directed by the Board, all certificates representing Restricted Shares shall be held in custody by the Company until all restrictions thereon shall have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

7. Deferred Shares.    The Board may also authorize the granting or sale of Deferred Shares to Participants. Each grant or sale of Deferred Shares may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:

(a) Each such grant or sale shall constitute the agreement by the Company to deliver Common Shares to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Board may specify.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) Each such grant or sale shall be subject to a Deferral Period of not less than one year, as determined by the Board at the Date of Grant, and may provide for the earlier lapse or other modification of such Deferral Period in the event of a Change in Control. If the Board conditions the nonforfeitability of shares of Deferred Stock upon service alone, such nonforfeitability may occur no sooner than pro rata over a period of three years from the Date of Grant of such shares of Deferred Stock, with no installment vesting sooner than one year from the Date of Grant. If the Board conditions the nonforfeitability of shares of Deferred Stock on Management Objectives, such nonforfeitability may occur no sooner than one year from the Date of Grant of such shares of Deferred Stock.

(d) During the Deferral Period, the Participant shall have no rights of ownership in the Deferred Shares and shall have no right to vote them, but the Board may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Shares on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

(e) Each grant or sale of Deferred Shares shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Plan, as the Board may approve.

8. Performance Shares and Performance Units.    The Board may also authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

(a) Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment shall be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(b) The Performance Period with respect to each Performance Share or Performance Unit shall be such period of time not less than 1 year, as shall be determined by the Board at the time of grant which may be subject to earlier lapse or other modification in the event of a Change in Control as set forth in the agreement specified in Section 8(g).

(c) Any grant of Performance Shares or Performance Units shall specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level. The grant of Performance Shares or Performance Units shall specify that, before the Performance Shares or Performance Units shall be earned and paid, the Board must certify the Management Objectives that have been achieved.

(d) Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(e) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

(f) The Board may, at or after the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

(g) Each grant of Performance Shares or Performance Units shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant, which agreement shall state that such Performance Shares or Performance Units are subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

9. Awards to Nonemployee Directors.    The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting of awards under this Plan to Nonemployee Directors.

(a) Each grant of Option Rights awarded pursuant to this Section 9 shall be upon terms and conditions consistent with Section 4 of this Plan.

(b) Each grant of Appreciation Rights pursuant to this Section 9 shall be upon terms and conditions consistent with Section 5 of this Plan.

(c) Each grant or sale of Restricted Shares pursuant to this Section 9 shall be upon terms and conditions consistent with Section 6 of this Plan.

(d) Each grant of Deferred Shares pursuant to this Section 9 shall be upon terms and conditions consistent with Section 7 of this Plan.

(e) Each grant of Performance Shares or Performance Units pursuant to this Section 9 shall be upon terms and conditions consistent with Section 8 of this Plan.

(f) Unless otherwise determined by the Board, such awards shall be subject to the following additional terms and conditions:

(i) Each grant shall specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(ii) If a Nonemployee Director subsequently becomes an employee of the Company or a Subsidiary while remaining a member of the Board, any awards held under the Plan by such individual at the time of such commencement of employment shall not be affected thereby.

10. Transferability.    (a) Except as otherwise determined by the Board, no award granted under the Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Board, Option Rights and Appreciation Rights shall be exercisable during the Optionee’s lifetime only by him or her or by his or her guardian or legal representative.

(b) The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, shall be subject to further restrictions on transfer.

(c) Notwithstanding the provisions of Section 10(a), Option Rights (other than Incentive Stock Options), shall be transferable by a Participant, so long as such transfer is made for no consideration, to any one or more members of the Participant’s Immediate Family (or to one or more trusts established solely for the benefit of one or more members of the Participant’s Immediate Family or to one or more partnerships in which the only partners are members of the Participant’s Immediate Family); provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Company or the Board and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Participant.

11. Adjustments.    The Board shall provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Deferred Shares and Performance Shares granted hereunder, in the Option Price and Base Price provided in outstanding Appreciation Rights, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, shall determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c)(i) shall be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify.

12. Change in Control.    For purposes of this Plan, except as may be otherwise prescribed by the Board in an agreement evidencing a grant or award made under the Plan, a “Change in Control” shall mean the occurrence during the term of any of the following events, subject to the provisions of Section 12 (f) hereof:

(a) All or substantially all of the assets of the Company are sold or transferred to another corporation or entity, or the Company is merged, consolidated or reorganized into or with another corporation or entity, with the result that upon conclusion of the transaction less than 51% of the outstanding securities entitled to vote generally in the election of directors or other capital interests of the acquiring corporation or entity are owned directly or indirectly, by the shareholders of the Company generally prior to the transaction; or

(b) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act (a “Person”)) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act (a “Beneficial Owner”)) of securities representing 20% or more of the combined voting power of the then-outstanding voting securities of the Company; or

(c) The individuals who, at the beginning of any period of two consecutive calendar years, constituted the Directors of the Company cease for any reason to constitute at least a majority thereof unless the nomination for election by the Company’s stockholders of each new Director of the Company was approved by a vote of at least two-thirds of the Directors of the Company still in office who were Directors of the Company at the beginning of any such period; or

(d) There shall be an announcement of the intent of any Person (other than the Company, any wholly-owned Subsidiary of the Company, or any employee stock ownership or other employee benefit plan of the Company or any wholly-owned Subsidiary of the Company) to commence a tender offer or exchange offer to acquire (when added to any shares as to which such Person is the Beneficial Owner immediately prior to such tender or exchange offer) beneficial ownership of 30% or more of the combined voting power of the then-outstanding voting securities of the Company; or

(e) The Board determines that (A) any particular actual or proposed merger, consolidation, reorganization, sale or transfer of assets, accumulation of shares or tender offer for shares of the Company or other transaction or event or series of transactions or events will, or is likely to, if carried out, result in a Change in Control falling within Subsections (a), (b), (c) or (d) and (B) it is in the best interests of the Company and its shareholders, and will serve the intended purposes of this Section 12, if the provisions of awards which provide for earlier exercise or earlier lapse of restrictions or conditions upon a change in Control shall thereupon become immediately operative.

(f) Notwithstanding the foregoing provisions of this Section 12:

(i) If any such merger, consolidation, reorganization, sale or transfer of assets, or tender offer or other transaction or event or series of transactions or events mentioned in Section 12(e) shall be abandoned, or any such accumulations of shares shall be dispersed or otherwise resolved, the Board may, by notice to the Employee, nullify the effect thereof and reinstate the award as previously in effect, but without prejudice to any action that may have been taken prior to such nullification.

(ii) Unless otherwise determined in a specific case by the Board, a “Change in Control” shall not be deemed to have occurred for purposes of Section 12(b) or 12(d) solely because (X) the Company, (Y) a Subsidiary, or (Z) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of the then-outstanding voting securities of the Company, whether in excess of 20% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership.

13. Fractional Shares.    The Company shall not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

14. Withholding Taxes.    To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. Common Shares or benefits shall not be withheld in excess of the minimum number required for such tax withholding. The Company and a Participant or such other person may also make arrangements with respect to the payment in cash of any taxes with respect to which withholding is not required.

15. Foreign Employees.    In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

16. Administration of the Plan.    (a) This Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to a committee of the Board (or subcommittee thereof) consisting entirely of two or more Nonemployee Directors appointed by the Board. A majority of the committee (or subcommittee) shall constitute a quorum, and the action of the members of the committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the committee (or subcommittee). To the extent of any such delegation, references in this Plan to the Board shall be deemed to be references to any such committee or subcommittee.

(b) The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares or Performance Units and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Board shall be liable for any such action or determination made in good faith.

17. Amendments, Etc.    (a) The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, shall not be effective unless and until such approval has been obtained. Presentation of this Plan or any amendment hereof for shareholder approval shall not be construed to limit the Company’s authority to offer similar or dissimilar benefits under other plans without shareholder approval.

(b) Repricing of Option Rights and Appreciation Rights shall not be permitted. For this purpose, a repricing means any of the following (or any other action that has the same effect as any of the following): (1) changing the terms of an Option Right or Appreciation Right to lower its exercise price; and (2) cancelling an Option Right or Appreciation Right at a time when its exercise price is equal to or greater than the fair market value of the underlying stock in exchange for another Option Right, Appreciation Right, Restricted Share or other equity award, unless the cancellation and exchange occurs in connection with an event set forth in Section 11. Such cancellation and exchange would be considered a repricing regardless of whether it is treated as a repricing under generally accepted accounting principles and regardless of whether it is voluntary on the part of the participant.

(c) The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(d) In case of termination of employment by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Deferred Shares as to which the Deferral Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 10(b) of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right or Appreciation Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Deferral Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award; provided, however, that no such acceleration shall be allowed in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(e) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(f) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option Right. Such provision, however, shall remain in effect for other Option Rights and there shall be no further effect on any provision of this Plan.

18. Termination.    No grant shall be made under this Plan more than 10 years after the date on which this Plan has been most recently approved by the shareholders of the Company, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan.

19. Exclusion from Certain Restrictions.    Notwithstanding anything in this Plan to the contrary, up to a maximum of 500,000 Common Shares in the aggregate will be available under this Plan for awards as follows:

(a) in the case of grants of Restricted Stock, awards which do not meet the requirements of the last sentence of Section 6(c);

(b) in the case of grants of Restricted Stock, awards as to which the Board may accelerate or waive any restrictions imposed under Section 6(d);

(c) in the case of grants of Restricted Stock, awards as to which applicable restrictions may terminate less than one year from the Date of Grant pursuant to Section 6(e);

(d) in the case of grants of Deferred Stock, awards which do not meet the requirements of the last sentence of Section 7(c); or

(e) in the case of Performance Shares and Performance Units, awards which do not meet the requirements of Section 8(b).

				Ú DETACH PROXY CARD HERE Ú

	Please specify choices, sign, date and return in the enclosed postage paid envelope.				☒ Votes must be indicated (x) in Black or Blue ink.				FOR	AGAINST	ABSTAIN

1	ELECTION OF DIRECTORS TO A THREE-YEAR TERM EXPIRING AT THE 2010 ANNUAL MEETING.						2	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED NOVEMBER 30, 2007.	☐	☐	☐

	FOR ALL	☐	WITHHOLD FOR ALL	☐	*EXCEPTIONS	☐	3	APPROVAL OF THE OMNOVA SOLUTIONS INC. SECOND AMENDED AND RESTATED 1999 EQUITY AND PERFORMANCE INCENTIVE PLAN.	☐	☐	☐

	Nominees: David J. D’Antoni, Diane E. McGarry and Steven W. Percy. (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below).						4	Upon matters incident to the conduct of the meeting and such other business as may properly come before the meeting or any adjournments thereof.	☐	☐	☐

	*Exceptions _______________________________							To change your address, please mark this box		☐
	Please check this box if you consent to access future annual reports and proxy statement material via the internet.					☐		To include any comments, please mark this box.		☐
								SCAN LINE
								Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.

								______________________________		____________________
								Date Share Owner sign here		Co-Owner sign here

February 9, 2007

Dear Shareholder:

Enclosed are OMNOVA Solutions’ 2006 Annual Report and 2007 Proxy Statement.

In 2006, OMNOVA Solutions achieved its third consecutive year of performance improvement, as we made progress on a number of fronts. Our financial results reflect increased profitability, a much-improved balance sheet with our lowest debt level ever, and a leaner cost structure. Our actions to streamline costs and processes, introduce value-added products and services, pursue adjacent markets and expand our global footprint have begun to bear fruit.

We are especially pleased with the resurgence of our Decorative Products segment after a prolonged downturn. Improving markets, a fresh product offering and success in reaching out to new, adjacent markets enabled this segment to post solid progress for the year. The Performance Chemicals segment faced challenges associated with record high raw material costs and weakness in certain residential housing-related markets such as carpet. However, the year ended with encouraging news moving into 2007 with the award of significant additional volume for this business from innovative new products.

We are disappointed that our improved operating performance has not yet generated the return to shareholders that we would expect. We are committed to leveraging the actions we have taken and the many exciting new tools at our disposal to drive for greater shareholder value.

The theme of this year’s Annual Report is “A Better Place.” I hope you will take the opportunity to read the highlights presented in this Report, which describe the many products and services OMNOVA provides that really do positively affect people’s lives everyday. Our exciting portfolio of businesses, along with the momentum we have gained from increased profitability and an improved balance sheet, has truly made OMNOVA Solutions a better place.

The 2007 Annual Meeting will be held on March 22, 2007 at the Hilton Akron/Fairlawn in Fairlawn, Ohio. Details are provided in the enclosed Proxy Statement.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, please take time to complete and return the attached proxy card.

Thank you for your continued support.

Best Regards,

Kevin McMullen

OMNOVA SOLUTIONS INC.

175 GHENT ROAD     •    FAIRLAWN, OHIO 44333

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints JAMES C. LEMAY, KRISTINE C. SYRVALIN and MICHAEL E. HICKS, and each of them, his proxy, with power of substitution, to vote all shares of Common Stock of OMNOVA Solutions Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m. on March 22, 2007 at the Hilton Akron/Fairlawn, 3180 West Market Street, Fairlawn, Ohio 44333, and at any adjournments thereof, and appoints the proxyholders to vote as directed below and in accordance with their judgment on matters incident to the conduct of the meeting and any matters of other business referred to in item 4.

The shares represented by this proxy will be voted as directed by the shareholder. If no direction is given when the duly executed proxy is returned, such shares will be voted FOR all nominees in item 1, FOR item 2, FOR item 3, and in accordance with the proxyholders’ judgment on matters incident to the conduct of the meeting and any matters of other business referred to in item 4. The Board of Directors recommends a vote FOR items 1, 2, and 3.

This card also constitutes your voting instructions for any and all shares held of record by the Bank of New York for your account in the Company’s Dividend Reinvestment Plan and will be considered to be CONFIDENTIAL VOTING

INSTRUCTIONS to the Plan Trustee with respect to Shares held for your account under the OMNOVA Solutions Retirement Savings Plan.
OMNOVA SOLUTIONS INC. P.O. BOX 11104 NEW YORK, N.Y. 10203-0104

(Continued, and to be signed and dated on the other side.)